UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a‑101)
INFORMATION REQUIRED IN PROXY STATEMENT
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(Amendment No. )
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Alliance Laundry Holdings Inc.
(Name of Registrant as Specified in its Charter)
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NOTICE & PROXY
STATEMENT
Annual Meeting of Stockholders
June 11, 2026
4:00 p.m. (Eastern time)
ALLIANCE LAUNDRY HOLDINGS INC.
221 SHEPARD STREET
RIPON, WISCONSIN 54971

April 27, 2026
To Our Stockholders:
You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Alliance Laundry Holdings Inc. at 4:00 p.m. Eastern time on Thursday, June 11, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 66 of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
/s/ Michael D. Schoeb
Michael D. Schoeb
Chief Executive Officer and Director

ALLIANCE LAUNDRY HOLDINGS INC.
221 Shepard Street
Ripon, Wisconsin 54971
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD THURSDAY, JUNE 11, 2026
The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Alliance Laundry Holdings Inc., a Delaware corporation (the “Company”), will be held at 4:00 p.m. Eastern time on Thursday, June 11, 2026. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALH2026 and entering your 16‑digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:
•To elect Michael D. Schoeb, Phyllis A. Knight and Robert L. Verigan as Class I directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•To approve, on an advisory (non‑binding) basis, the frequency of future advisory votes on the compensation of our named executive officers;
•To approve, on an advisory (non‑binding) basis, the compensation of our named executive officers; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on April 16, 2026 are entitled to notice of and to vote at the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to the Secretary, at Secretary@alliancels.com, stating the purpose of the request and providing proof of ownership of Company stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll‑free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
/s/ Samantha Hannan
Samantha Hannan
Chief Legal & Compliance Officer
April 27, 2026

TABLE OF CONTENTS

Page

PROXY STATEMENT	1
PROPOSAL 1: ELECTION OF DIRECTORS	3
CORPORATE GOVERNANCE	10
COMMITTEES OF THE BOARD	17
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	20
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS	21
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON‑BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	23
PROPOSAL 4: APPROVAL, ON AN ADVISORY (NON‑BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	24
EXECUTIVE OFFICERS	25
COMPENSATION DISCUSSION AND ANALYSIS	27
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	61
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	63
QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS	65
OTHER INFORMATION ABOUT THE ANNUAL MEETING	72
OTHER MATTERS	76

ALLIANCE LAUNDRY HOLDINGS INC.
221 Shepard Street
Ripon, Wisconsin 54971
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the board of directors (the “Board of Directors” or the “Board”) of Alliance Laundry Holdings Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Thursday, June 11, 2026 (the “Annual Meeting”), at 4:00 p.m. Eastern time and at any continuation, postponement or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ALH2026 and entering your 16‑digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our common stock, $0.01 par value per share, as of the close of business on April 16, 2026 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment of the Annual Meeting. As of the Record Date, there were 198,237,241 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. The holders of common stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2025 (the “2025 Annual Report”) will be released on or about April 27, 2026 to our stockholders as of the Record Date.
In this proxy statement, “Alliance Laundry”, “Company”, “we”, “us” and “our” refer to Alliance Laundry Holdings Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON THURSDAY, JUNE 11, 2026
This proxy statement and the 2025 Annual Report are available at http://www.proxyvote.com
Proposals
At the Annual Meeting, our stockholders will be asked:
•To elect Michael D. Schoeb, Phyllis A. Knight and Robert L. Verigan as directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•To approve, on an advisory (non‑binding) basis, the frequency of future advisory votes on the compensation of our named executive officers;
•To approve, on an advisory (non‑binding) basis, the compensation of our named executive officers; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Recommendations of the Board of Directors
The Board of Directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted and the Board of Directors recommends that you vote:
•FOR the election of Michael D. Schoeb, Phyllis A. Knight and Robert L. Verigan as directors to serve until the 2029 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
•ONE YEAR as the frequency of future advisory votes on the compensation of our named executive officers; and
•FOR the approval, on an advisory (non‑binding) basis, of the compensation of our named executive officers.

PROPOSAL 1: ELECTION OF DIRECTORS
We currently have seven directors on our Board of Directors. At the Annual Meeting, three Class I directors, Michael D. Schoeb, Phyllis A. Knight and Robert L. Verigan, are to be elected to hold office until the annual meeting of stockholders to be held in 2029 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, disability, resignation, retirement, disqualification or removal.
As set forth in our Fourth Amended and Restated Certificate of Incorporation (the “Charter”), the Board is currently divided into three classes with staggered, three‑year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose current term will expire at the upcoming Annual Meeting and, if elected, whose subsequent term will expire at the 2029 annual meeting of stockholders; Class II, whose current term will expire at the 2027 annual meeting of stockholders; and Class III, whose current term will expire at the 2028 annual meeting of stockholders. The current Class I directors are Michael D. Schoeb, Phyllis A. Knight and Robert L. Verigan; the current Class II directors are Clyde B. Anderson and Amanda L. Hodges; and the current Class III directors are Narasimha Nayak and Timothy J. FitzGerald. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company.
Our Charter provides that, subject to the terms of Stockholders Agreement (defined below), for so long as BDT Badger Holdings, LLC (“BDT”) and its affiliates (together, our “Principal Stockholder”) beneficially own at least a majority of the aggregate issued and outstanding shares of common stock, any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the total voting power of the issued and outstanding stock of any class or series entitled to vote at an election of directors, voting together as a single class. When the Principal Stockholder ceases to beneficially own at least a majority of the aggregate issued and outstanding shares of common stock, and, for so long as the Board is classified, any individual director may be removed at any time for cause by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the issued and outstanding stock of any class or series entitled to vote at an election of directors, voting together as a single class.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as directors of the persons whose names and biographies appear below. In the event that any of Michael D. Schoeb, Phyllis A. Knight and Robert L. Verigan should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or alternatively, the Board may elect to reduce its size. The Board has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.
On October 8, 2025, we entered into the Stockholders Agreement with BDT (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, for so long as our Principal Stockholder beneficially owns at least 40% of the aggregate outstanding shares of common stock, BDT has the right to nominate to the Board a number of directors (rounded up to the nearest whole number) equal to the authorized number of Directors of the Board at such time multiplied by 50.1%. In the event that our Principal Stockholder beneficially owns at least 10%, but less than 40% of the aggregate outstanding shares of common stock, the number of nominees to which our Principal Stockholder is entitled will be reduced to a number of directors (rounded up to the nearest whole number) equal to the authorized number of Directors of the Board at such time multiplied by such percentage of the issued and outstanding shares of Common Stock beneficially owned by our Principal Stockholder. Except as otherwise provided for pursuant to the Charter and Bylaws, the total number of directors constituting the entire Board shall be not less than five (5) nor more than thirteen (13), with the then authorized number of directors constituting the entire Board being fixed from time to time by the Board; provided, that for so long as the Stockholders Agreement is in effect, the number of directors shall never be less than the aggregate number of directors that our Principal Stockholder is entitled to nominate from time to time. If our Principal Stockholder loses its right to nominate any directors pursuant to the terms of the Stockholders Agreement, these positions will be filled in accordance with our Charter. For more information, see “Corporate Governance-Stockholders Agreement.”
Recommendation of the Board
The Board unanimously recommends a vote FOR the election of each of the below Class I director nominees.
Nominees for Class I director (upon election at the upcoming Annual Meeting, terms to expire at the 2029 annual meeting of stockholders)
The current members of the Board who are also nominees for election to the Board as Class I directors are as follows:

Name	Age	Position with Alliance Laundry

Michael D. Schoeb	63	Chief Executive Officer and Director
Phyllis A. Knight	62	Director
Robert L. Verigan	50	Chairman

The principal occupations and business experience, for at least the past five years, of each Class I director nominee for election at the upcoming Annual Meeting are as follows:

Name	Business Experience During Last Five Years

Michael D. Schoeb, 63 Chief Executive Officer and Director	Michael D. Schoeb has served as Chief Executive Officer of Alliance Laundry and has been a member of our Board of Directors since February 2011. Previously, Mr. Schoeb was our President and Chief Operating Officer from October 2007 to January 2011. Before joining us, Mr. Schoeb served as President and Chief Operating Officer at Wausau Homes, Inc., and a number of positions at Hilti, Inc. and Johnson Controls International. Mr. Schoeb also served on the Board of Directors of Weber-Stephen Products from 2016 through 2021. We believe Mr. Schoeb is qualified to serve on our Board of Directors because of his decades of leadership in industrial and manufacturing businesses, his deep operational experience as a chief executive and his long-standing knowledge of our company and industry.

Phyllis A. Knight, 62 Director	Phyllis A. Knight has served on the Board of Directors for Alliance Laundry since January 2022. Ms. Knight recently retired from the Executive Vice President and Chief Financial Officer role at Tecumseh Products Company LLC after joining the company in August 2020. She previously served as Managing Director at Conway MacKenzie Inc. from 2019 to August 2020, Chief Financial Officer at Polar Corporation from 2014 to 2016 and Chief Financial Officer at Diversified Restaurant Holdings, Inc. from 2016 to 2019. She also served as Executive Vice President and Chief Financial Officer at Champion Enterprises, Inc. and Champion Enterprises Holdings, LLC from 2002 to 2013. She previously served in various roles in the Mortgage Services Division at Green Tree Financial Corp., and as Senior Manager at KPMG. We believe Ms. Knight is qualified to serve on our Board of Directors because of her extensive financial leadership as a chief financial officer across multiple industries, her expertise in corporate finance and restructuring and her public company experience.

Robert L. Verigan, 50 Chairman	Robert L. Verigan is the Chairman of the Board of Directors of Alliance Laundry and has served as a director since August 2015, and was appointed by our principal stockholder. Mr. Verigan is a Partner at BDT & MSD, serves on the firm’s Investment Committee and has held various positions with BDT & MSD since October 2013. Prior to joining BDT & MSD, Mr. Verigan was a Partner at Sidley Austin LLP, in their Corporate and Securities practice group, focusing on mergers and acquisitions, corporate finance, board and shareholder governance, private equity and venture capital investments, from 1999 to 2013. Mr. Verigan currently sits on the Board of Directors at Greystar Real Estate Partners, Nation Safe Drivers and Tory Burch, and is a board observer of Culligan. He formerly served on the Board of Directors at Truck-Lite and Lou Malnati’s. Mr. Verigan serves on the Founder’s Board, and as a Vice Chair of the Investment Committee, of Ann & Robert H. Lurie Children's Hospital of Chicago and is a Fellow of the Class of 2013 of Leadership Greater Chicago. We believe Mr. Verigan is qualified to serve on our Board of Directors because of his broad experience in private equity, his background in corporate governance and complex transactions and his service on multiple company boards across diverse sectors.

Continuing Members of the Board
Class II Directors (terms to expire at the 2027 Annual Meeting)
The current members of the Board who are Class II directors are as follows:

Name	Age	Position with Alliance Laundry
Clyde B. Anderson	65	Director
Amanda L. Hodges	53	Director

The principal occupations and business experience, for at least the past five years, of each Class II director are as follows:

Name	Business Experience During Last Five Years

Clyde B. Anderson, 65 Director	Clyde B. Anderson has served on the Board of Directors for Alliance Laundry since December 2015, and was appointed by our principal stockholder. Mr. Anderson founded Anderson Growth Partners, LLC in 1997 and continues to serve as a Managing Member. He served as a board member of Hibbett Sports Inc. until 2014, overseeing its public offering in 1996. He has served as Executive Chairman of Books-A-Million, Inc. since 1982, and led the company through its public offering in 1992 and its subsequent privatization in 2015. In October 2023, he became Executive Chairman of Cavender’s. He is currently a Board Member of TNT Fireworks and principal shareholder of Preferred Growth Properties. Additionally, Mr. Anderson serves as Chairman of the BDTCP Fund Advisory Committee. We believe Mr. Anderson is qualified to serve on our Board of Directors because of his significant experience as an executive chairman, his track record leading public and private company transactions and his board and capital markets expertise.

Amanda L. Hodges, 53 Director	Amanda L. Hodges has served on the Board of Directors for Alliance Laundry since September 2025. Ms. Hodges has served as the Executive Vice President, Chief Commercial Officer of Republic Services since August 2024, and previously served as the Executive Vice President, Chief Marketing Officer from November 2020 to August 2024. Prior to joining Republic Services, she held many leadership positions at Dell Technologies, including as the Senior Vice President of North America Marketing and the Global Customer Briefing Program. She previously worked as a consultant for McKinsey & Company. We believe Ms. Hodges is qualified to serve on our Board of Directors because of her senior leadership in commercial strategy and marketing at large public companies, her experience driving growth and customer engagement and her technology expertise.

Class III Directors (terms to expire at the 2028 annual meeting of stockholders)
The current members of the Board who are Class III directors is as follows:

Name	Age	Position with Alliance Laundry
Narasimha Nayak	57	Director
Timothy J. FitzGerald	56	Director

The principal occupations and business experience, for at least the past five years, of the Class III director is as follows:

Name	Business Experience During Last Five Years

Narasimha Nayak, 57 Director	Narasimha Nayak has served on the Board of Directors for Alliance Laundry since May 2025. Mr. Nayak has served as Vice President of the IoT and Connected Products Group at Rheem since March 2024 and previously served as Chief Technology Officer and Executive Vice President of the Chamberlain Group from 2019 to 2023; Senior Vice President of the Connected Car Division at Harman International from 2015 to 2019; and Product and Engineering leadership roles at Comverse, Alcatel-Lucent, Openwave Systems, and LogicaCMG Global Telecoms prior to 2015. Mr. Nayak also served on the Technical Advisory Board of Gentherm in 2024. Mr. Nayak also previously served on the Board of Directors of mHub. We believe Mr. Nayak is qualified to serve on our Board of Directors because of his deep technology leadership, his experience overseeing complex global product and software organizations and his advisory and board service in innovation-driven businesses.

Timothy J. FitzGerald, 56 Director	Timothy J. FitzGerald has served on the Board of Directors for Alliance Laundry since April 2021. Mr. FitzGerald has been the Chief Executive Officer of The Middleby Corporation (NASDAQ: MIDD) (“Middleby”) since March 2019, before which he held many positions at Middleby and its subsidiary, Middleby Marshall Inc., including Vice President and Chief Financial Officer from 2003 to 2019, Vice President and Corporate Controller from 2000 to 2003, and Corporate Controller from 1998 to 2003. Before joining Middleby, Mr. FitzGerald was a Manager with Arthur Anderson LLP for seven years. He currently sits on the Board of Directors at Middleby. We believe Mr. FitzGerald is qualified to serve on our Board of Directors because of his extensive public company leadership as a chief executive and chief financial officer, his expertise in global manufacturing and operations and his disciplined approach to financial and strategic execution.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Investor Relations” page of our website located at https://ir.alliancelaundry.com/ or by writing to our Secretary at our offices at 221 Shepard Street, Ripon, WI 54971.
Board Composition
Our Board of Directors currently consists of seven members: Robert L. Verigan, Clyde B. Anderson, Timothy J. FitzGerald, Amanda L. Hodges, Phyllis A. Knight, Narasimha Nayak and Michael D. Schoeb. As set forth in our Charter, the Board is currently divided into three classes with staggered three‑year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Bylaws provide that the authorized number of directors may be changed only by resolution of the Board, but for so long as the Principal Stockholder has the right to nominate a director pursuant to the Stockholders Agreement, the number of directors shall never be less than the aggregate number of directors that our Principal Stockholder is entitled to nominate from time to time. The provisions in our Stockholders Agreement, Charter and Bylaws may discourage, delay or prevent a transaction involving change of control of our Company.
Our Charter provides that, for so long as the Principal Stockholder beneficially owns at least a majority of the aggregate issued and outstanding shares of common stock, any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the total voting power of the issued and outstanding stock of any class or series entitled to vote at an election of directors, voting together as a single class. When the Principal Stockholder ceases to beneficially own at least a majority of the aggregate issued and outstanding shares of common stock, and, for so long as the Board is classified, any individual director may be removed at any time for cause by the affirmative vote of the holders of at least 66 2/3% of the total voting power of the issued and outstanding stock of any class or series entitled to vote at an election of directors, voting together as a single class.
Stockholders Agreement
On October 8, 2025, we entered into the Stockholders Agreement with BDT. Pursuant to the Stockholders Agreement, for so long as our Principal Stockholder beneficially owns at least 40% of the aggregate outstanding shares of common stock, BDT has the right to nominate to the Board a number of directors (rounded up to the nearest whole number) equal to the authorized number of Directors of the Board at such time multiplied by 50.1%. In the event our Principal Stockholder beneficially owns at least 10%, but less than 40% of the aggregate outstanding shares of common stock, the number of nominees to which our Principal Stockholder is entitled will be reduced to a number of directors (rounded up to the nearest whole number) equal to the authorized number of Directors of the Board at such time multiplied by such percentage of the issued and outstanding shares of Common Stock beneficially owned by our Principal Stockholder. Except as otherwise provided for pursuant to the Charter and Bylaws, the total number of directors constituting the entire Board shall be not less than five (5) nor more than thirteen (13), with the then authorized number of directors constituting the entire Board being fixed from time to time by the Board; provided, that for so long as the Stockholders Agreement is in effect, the number of directors shall never be less than the aggregate number of directors that our Principal Stockholder is entitled to nominate from time to time. If our Principal Stockholder loses its right to nominate any directors pursuant to the terms of the Stockholders Agreement, these positions will be filled in accordance with our Charter.
The Stockholders Agreement also provides that so long as our Principal Stockholder beneficially owns at least 25% of the aggregate outstanding shares of our common stock, our principal stockholder will have the right to appoint and remove the chairman of our Board of Directors and the lead independent director, if any.
Furthermore, under the Stockholders Agreement, at least one of our Principal Stockholder’s nominees shall be entitled to serve on each committee of our Board of Directors so long as our Principal Stockholder has the right to nominate at least one director to our Board of Directors and any such nominee at all times remains eligible to serve on the applicable committee under applicable law and the listing standards of the NYSE, including any applicable general and heightened independence requirements.
Director Independence
Our Board of Directors has determined that each of our directors other than Michael D. Schoeb qualify as “independent” in accordance with the listing requirements of the New York Stock Exchange (“NYSE”). In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships, including affiliations with our Principal Stockholder, as they may relate to us and our management. Based on his relationship with the Company, Michael D. Schoeb does not qualify as independent under NYSE Rules.
Family Relationships
There are no family relationships among any of our directors or executive officers.
Executive Sessions of Non‑Management Directors
Our independent directors meet in regular executive sessions at least four times each year without any non‑independent directors or members of management present. Each executive session of the independent directors is presided over by the Chair of the Board.

Controlled Company Exemption
Our Principal Stockholder beneficially owns more than 50% of the voting power of our outstanding common stock. As a result, we are a “controlled company” within the meaning of the NYSE corporate governance standards. As a “controlled company,” we may elect not to comply with certain corporate governance standards, including the requirements that, within one year of the date of the listing of our common stock:
•that our Board of Director be composed of a majority of “independent directors,” as defined under the NYSE’s rules;
•that we have a compensation committee that is composed entirely of independent directors; and
•that we have a nominating and governance committee that is composed entirely of independent directors.
We do not currently rely on the exemptions listed above, however we may elect to rely on certain of these exemptions in the future and for so long as we remain a “controlled company.” As a result, in the future our Board and those committees may have more directors who do not meet the NYSE’s independence standards than they would if those standards were to apply. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE. In the event that we cease to be a “controlled company” and our common stock continues to be listed on the NYSE, we will be required to comply with these provisions within the applicable transition periods.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for assisting the Board in fulfilling its fiduciary responsibilities with respect to corporate governance and matters relating to the nomination or re-nomination of directors and the operation of the Board, including: identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board; selecting or recommending that the Board select director nominees consistent with the Company’s director qualifications criteria; developing and recommending to the Board for approval corporate governance guidelines applicable to the Company; and overseeing the evaluation of the Board and management.
To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Robert L. Verigan and Clyde B. Anderson, were recommended to serve on our Board by our Principal Stockholder.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Governance Committee, in determining candidates for election to the Board, applies the following general criteria:
•Directors should be of the highest ethical character and share the values of the Company.
•Directors should be highly accomplished in their respective fields, with superior credentials and recognition.
•In selecting directors, the Board should generally seek, among others, active and former executives of public companies and leaders of major complex organizations, including scientific, consumer, healthcare, retail, digital, government, educational and other non-profit institutions.
•Each director should have relevant expertise and experience and be able to offer advice and guidance to the Chief Executive Officer and senior management based on that expertise and experience.
•Directors should be selected so that the Board may be effective, collegial and responsive to the needs of the Company, taking into account the interplay of each director’s respective expertise, skills, knowledge and experience with that of other Board members.
•No director should have a conflict of interest, or the appearance of any conflict of interest, that would impair the director’s ability to represent the interests of all stockholders of the Company and to fulfill the responsibilities of a director.
•Each director should be capable of devoting the necessary time and energy to discharge their duties, taking into account memberships on other boards and other responsibilities.
•Each director should have the ability to exercise sound business judgment.
•Directors should be selected so that the Board is a diverse body, with diversity reflecting differences in skills, regional and industry experience, background and other unique characteristics.
The Nominating and Governance Committee also considers potential director candidates recommended by stockholders and other parties, including other directors and all potential candidates are evaluated based upon the above criteria. Stockholders may recommend individuals to the Nominating and Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Governance Committee, c/o Secretary,

Alliance Laundry Holdings Inc., 221 Shepard Street, Ripon, WI 54971. In the event there is a vacancy, assuming that appropriate biographical and background material has been provided on a timely basis and notwithstanding the nomination rights of our Principal Stockholder pursuant to the Stockholders Agreement, the Nominating and Governance Committee will evaluate stockholder‑recommended candidates by following substantially the same process and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Interested Parties
The Board will give appropriate attention to written communications that are submitted by stockholders or other interested parties and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the directors as he or she considers appropriate. Communications relating to relevant business matters are distributed by the Secretary to the members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.
Stockholders, employees and others may contact any of our directors by writing to them c/o Alliance Laundry Holdings Inc., 221 Shepard Street, Ripon, Wisconsin 54971. Employees and others, who wish to contact the Board (or any member of the Audit Committee) to report any complaint or concern with respect to accounting, internal accounting controls, auditing matters or corporate governance may do so anonymously by using that address. Stockholders, employees and others may also contact any of the directors by sending an e-mail to Directors@alliancels.com.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Mr. Verigan, as Chair, Ms. Knight and Mr. FitzGerald. No member of our Compensation Committee is an officer or employee of the Company.
During 2025, none of our executive officers served as a member of the Board or Compensation Committee or other committee serving an equivalent function of any other entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.
Board Leadership Structure and Role in Risk Oversight
Our Board currently separates the offices of Chair of our Board and Chief Executive Officer by appointing a member of the Board to serve as Chair of our Board. Our Board believes this structure is appropriate at this time because it allows the Chief Executive Officer to focus on providing consistent leadership for the Company’s day-to-day operations and on executing its strategic objectives, while the Chair provides focused leadership for the Board. The Chair’s primary responsibilities include monitoring the flow of information from management and Board committees to ensure directors receive timely and substantive materials; setting and approving Board meeting schedules and agendas; periodically providing management with feedback regarding the quality and quantity of information provided to the Board; determining, as appropriate, who attends Board meetings, including members of management and outside advisors; representing the Board in communications with major stockholders; providing input on Board member recruiting; and leading the Board’s annual performance evaluation.
Our Board periodically reviews the Company’s leadership structure and may make changes in the future as it deems appropriate, subject to any rights of our Principal Stockholder. Our Corporate Governance Guidelines provide that, subject to the appointment rights of our principal stockholder under the Stockholders Agreement and in accordance with our Charter and Bylaws, whenever the Chair of the Board is not an independent director, the Board may appoint an independent director to serve as Lead Director. If a Lead Director is appointed, the Lead Director will chair executive sessions of the independent directors and will exercise the powers and perform the roles, responsibilities and duties set forth in our Corporate Governance Guidelines.
Risk assessment and oversight are integral to our governance and management processes. The Board has ultimate responsibility for overseeing management’s approach to risk management. In carrying out this oversight, the Board, with the assistance of the Audit Committee, reviews and discusses with appropriate members of management the adequacy of the Company’s enterprise risk management practices, the Company’s major financial risk exposures and management’s policies and processes for assessing and managing risk.
The Audit Committee is responsible for reviewing and discussing with management the Company’s cybersecurity risks, including threats, vulnerabilities, defenses and planned responses. In connection with this responsibility, the Audit Committee receives and discusses reports from any management committee established to identify and assess cybersecurity threats and vulnerabilities and it monitors the effectiveness and progress of actions and initiatives undertaken by such committee. The Audit Committee reports its discussions and conclusions to the full Board, which enables the Board to oversee risk across the enterprise in a coordinated manner.
The Board does not believe that its role in risk oversight has an impact on the Board’s leadership structure.
Code of Business Conduct and Ethics
We have a written Code of Business Conduct and Ethics that applies to our officers, directors, employees and contractors or persons performing similar functions. We have posted a current copy of the Code of Conduct on our website, https://ir.alliancelaundry.com/, in the “Governance Documents” section under “Governance.” In addition, we intend to post on our website all disclosures that are required by law or the rules of the NYSE concerning any amendments to or waivers from any provision of the Code of Conduct.
Insider Trading Policy
The Company has an Insider Trading Policy (the “Policy”) governing the purchase, sale and gifts of the Company’s securities that applies to all Company personnel, including directors, officers, employees and other covered persons, as well as the Company itself. The Company believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. The Policy prohibits Insiders (as defined in the Policy) from engaging in hedging or monetization transactions or similar arrangements designed to hedge or offset any decrease in the market price of Company securities, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, among others. Our Policy is filed as Exhibit 19.1 to our Annual Report on Form 10‑K for the year ended December 31, 2025.
Attendance by Members of the Board of Directors at Meetings
There were 4 meetings of the Board of Directors during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which are available on our website at https://ir.alliancelaundry.com/, a director is expected to attend meetings and to spend the time needed to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. Absent extenuating circumstances, directors are expected to attend the Company’s Annual Meeting of Stockholders. If a director will be unable to attend the Company’s Annual Meeting of Stockholders due to extenuating circumstances, the director should notify the Chair and the Secretary of the Company of that fact as soon as reasonably practicable. Given the timing of our initial public offering on October 10, 2025 (our “IPO”), we did not hold an Annual Meeting of Stockholders in 2025.

COMMITTEES OF THE BOARD
Our Board has established three standing committees - Audit, Compensation and Nominating and Governance - each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Governance

Robert L. Verigan		Chair	X
Clyde B. Anderson			Chair
Timothy J. FitzGerald	X	X
Amanda L. Hodges	X
Phyllis A. Knight	Chair	X
Narasimha Nayak			X
Michael D. Schoeb
Audit Committee
Our Audit Committee is responsible for, among other things:
•appointment, compensation, retention and oversight of the work of our independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review or attestation services;
•pre-approval of, or the adoption of appropriate procedures to pre-approve, all audit and non-audit services to be provided by our independent auditors;
•consideration of reports or communications submitted to our Audit Committee by our independent auditors, including reports and communications related to the overall audit strategy;
•meeting with management and our independent auditors to discuss the scope of the annual audit, to review and discuss our financial statements and related disclosures and to discuss any significant matters arising from any audit and any major issues regarding accounting principles and financial statement presentations;
•discussing with members of the legal department any significant legal, compliance or regulatory matters that may have a material effect on our financial statements, business or compliance policies; and
•establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Our Audit Committee consists of Ms. Knight, as chair, Mr. FitzGerald and Ms. Hodges. Our Board has affirmatively determined that Ms. Knight, Mr. FitzGerald and Ms. Hodges each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A‑3 and the NYSE rules.
Each member of our Audit Committee meets the financial literacy requirements of the NYSE listing standards. In addition, our Board has determined that Ms. Knight qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S‑K. Our Board adopted a written charter for the Audit Committee, which is available on our website at www.ir.alliancelaundry.com.
Following the IPO, the Audit Committee met one time in 2025.
Compensation Committee
Our Compensation Committee is responsible for, among other things:
•establishing and approving the performance goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating the performance of our Chief Executive Officer in light of those goals and objectives and setting approving the Chief Executive Officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;
•setting the compensation of our other executive officers, based in part on recommendations of the Chief Executive Officer;
•exercising administrative authority under our equity incentive plans;
•establishing policies and making recommendations to our Board of Directors regarding director compensation;
•reviewing and making recommendations with respect to CEO and Senior Officer succession planning;
•oversee and periodically review the Company’s human capital management practices; and
•preparing a compensation committee report on executive compensation as may be required from time to time to be included in our annual proxy statements or annual reports on Form 10-K filed with the SEC.
Our Compensation Committee consists of Mr. Verigan, as chair and Ms. Knight and Mr. FitzGerald. Our Board has determined that Ms. Knight and Mr. FitzGerald are each “non‑employee directors” as defined in Section 16b‑3 of the Exchange Act. Our Board has adopted a written charter for the Compensation Committee, which is available on our website at www.alliancelaundry.com. The composition of our Compensation Committee meets the NYSE requirements for independence under the current listing standards and SEC rules and regulations.

In December 2024, Aon a compensation consulting firm, was engaged, to advise on IPO-related equity plan design and our go-forward executive compensation strategy. As part of this process, Aon compared our compensation to that of a group of peer companies within our industry and met with the Chairman of the Board to discuss our executive compensation and to provide recommendations. Post-IPO, Aon reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Aon and has determined that Aon’s work does not raise a conflict of interest.
Following the IPO, the Compensation Committee did not meet in 2025.
Nominating and Governance Committee
Our Nominating and Governance Committee is responsible for, among other things:
•identifying and recommending director nominees, consistent with criteria approved by our Board of Directors;
•reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection at the next annual meeting of stockholders;
•developing and recommending to our Board of Directors standards to be applied in making determinations as to the absence of material relationships between us and a director identifying, evaluating and recommending board members qualified to serve on any board committee and recommending that our Board of Directors appoint the identified member or members to the applicable committee;
•developing and recommending corporate governance guidelines to our Board of Directors; and
•overseeing the evaluation of our Board of Directors.
Our Nominating and Governance Committee consists of Mr. Anderson, as chair and Messrs. Nayak and Verigan. Our Board adopted a written charter for the Nominating and Governance Committee, which is available on our website at www.alliancelaundry.com. The composition of our Nominating and Governance Committee meets the NYSE requirements for independence under the current listing standards and SEC rules and regulations.
Following the IPO, the Nominating and Governance Committee did not meet in 2025.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of Alliance Laundry Holdings Inc., a Delaware corporation (the “Company”) for the fiscal year ended December 31, 2025 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from and discussed with the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2025.
Phyllis A. Knight (Chair)
Timothy J. FitzGerald
Amanda L. Hodges

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees, including out‑of‑pocket costs, of Ernst & Young LLP, our independent registered public accounting firm for the years ended December 31, 2025 and 2024, billed to the Company in the last two fiscal years for audit services and other services. Ernst & Young LLP became our independent registered public accounting firm in 2017.

Fee Category	2025 (in thousands)	2024 (in thousands)
Audit Fees	$3,261	$2,433
Audit‑Related Fees	-	1,738
Tax Fees	13	13
All Other Fees	-	-
Total	$3,274	$4,184
Audit fees
Audit fees include fees related to the audits of the Company and other services associated with regulatory filings and other professional services related to our IPO, including relating to our registration statements on Form S-1.
Audit‑related fees
Audit-related fees include due diligence services.
Tax fees
Tax fees include fees related to tax planning, compliance and tax return preparation fees.
All other fees
We did not have any other fees.
Audit Committee Pre‑Approval Policy and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee has the authority to approve all audit engagement fees and terms and pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. For fiscal year 2025 and 2024, the Audit Committee approved all of the services provided by Ernst & Young LLP.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Neither Ernst & Young LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non‑audit related services.
A representative of Ernst & Young LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2027. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.
Recommendation of the Board
The Board unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2026.

PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON‑BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a‑21 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company requests that our stockholders cast a non‑binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote (the “Say‑on‑Pay Vote”) to approve the compensation of our named executive officers. The first Say‑on‑Pay Vote will occur at the Annual Meeting. By voting on this proposal, stockholders may indicate whether they would prefer that the Company provide for the Say‑on‑Pay Vote at future annual meetings every one year, every two years or every three years. Stockholders may also abstain from the vote.
After careful consideration, the Board determined that providing a Say‑on‑Pay Vote every year is the most appropriate alternative for the Company at this time. In formulating its recommendation, the Board determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in future proxy statements on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for the Company and we look forward to hearing from our stockholders on this proposal.
This “Say‑on‑Frequency” vote is advisory and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding how often they should have the opportunity to approve our executive compensation programs.
Stockholders of the Company will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) one year; (2) two years; (3) three years; or (4) abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve executive compensation.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote of “ONE YEAR” regarding the non‑binding frequency of future advisory votes on the compensation of our named executive officers.

PROPOSAL 4: APPROVAL, ON AN ADVISORY (NON‑BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non‑binding) basis, the compensation of our named executive officers (also referred to as “NEOs”) as disclosed in this proxy statement. This proposal, commonly known as a “say‑on‑pay” proposal (the “Say‑On‑Pay Vote”), gives our stockholders the opportunity to express their views on our NEOs’ compensation. The Say‑on‑Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.
We encourage our stockholders to review the “Compensation Discussion and Analysis” section of this proxy statement for more information.
We believe that our compensation programs and policies for the year ended December 31, 2025 were an effective incentive for the achievement of our goals, aligned with stockholders’ interest and worthy of stockholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement. We expect that our next advisory say‑on‑pay vote (following the non‑binding advisory vote at this Annual Meeting) will occur at the 2027 Annual Meeting.
As an advisory approval, this vote is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will take into account the outcome of this vote when considering future compensation decisions for our NEOs. Accordingly, we ask our stockholders to vote FOR the following resolution at the annual meeting:
“RESOLVED, that the stockholders of Alliance Laundry Holdings Inc. approve, on an advisory (non‑binding) basis, the compensation of Alliance Laundry Holdings Inc.’s named executive officers as disclosed pursuant to Item 402 of Regulation S‑K, including in the “Compensation Discussion & Analysis,” compensation tables and related narrative disclosure set forth in Alliance Laundry Holdings Inc.’s definitive proxy statement for the 2026 Annual Meeting of Stockholders.”
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non‑binding) basis, of the compensation of our named executive officers.

EXECUTIVE OFFICERS
The following table identifies our executive officers:

Name	Age	Position
Michael Schoeb(1)	63	Chief Executive Officer and Director
Dean Nolden	56	Chief Financial Officer
Jan Vleugels	61	Chief Operating Officer – International
Samantha Hannan	37	Chief Legal & Compliance Officer
Joseph Hainline	44	Chief Technology Officer
Amanda Kopetsky	46	Chief Human Resources Officer
Michael Mancuso	47	Chief Operations Officer
Travis Lindgren	48	Chief Product Officer
__________
(1)See biography on page 5 of this proxy statement.
Dean Nolden has served as Chief Financial Officer of Alliance Laundry since April 2025. Before joining us, Mr. Nolden served as the Chief Financial Officer of Stella & Chewy’s from 2021 to 2025, of Techniplas from 2020 to 2021 and of REV Group, Inc. from 2016 to 2020, where he led the company’s initial public offering in 2017. Mr. Nolden also served in a number of positions at The Manitowoc Company, a public manufacturing company, from 1997 to 2016, including Vice President of Finance and Treasurer as well as Vice President of Finance - Manitowoc Crane and Foodservice Segments. Mr. Nolden started his career in the audit practice of PricewaterhouseCoopers from 1991 to 1997. Mr. Nolden also served on the Board of Directors of Buckbone Organics from March 2024 to April 2025 and of Riverbend Industries from July 2020 to December 2021.
Jan Vleugels has served as Senior Vice President of Alliance Laundry since 2021 and as Chief Operating Officer International of Alliance Laundry since 2014. Before joining us, Mr. Vleugels served as Chief Operating Officer of Primus Laundry Equipment from 2007 to 2014 and as Plant Manager at Primus CE, in Pribor, Czech Republic, from 1991 to 2007.
Samantha Hannan has served as Chief Legal and Compliance Officer of Alliance Laundry, previously under the title General Counsel, since 2021. Before joining us, Ms. Hannan served as Deputy General Counsel and Assistant General Counsel at Alteon Health from 2019 to 2020 and as Counsel at Envision Healthcare from 2014 to 2019. Ms. Hannan was also a corporate associate at Gunderson Dettmer from 2013 to 2014.
Joseph Hainline has served as Chief Technology Officer of Alliance Laundry since 2023. Previously, Mr. Hainline served as our Vice President of Technology from 2021 to 2023 and as our Director of Technology Innovation from April 2021 to December 2021. Before joining us, Mr. Hainline served in a number of positions at World Wide Technology Asynchrony Labs from 2016 to 2021, including Digital Client Director, Product Portfolio Manager and Partnership Manager. Mr. Hainline has also served as Digital Client Director at World Wide Technology since November 2023 and is also Co-Founder of Rookie Trading Cards.

Amanda Kopetsky has served as Chief Human Resources Officer of Alliance Laundry, previously under the title of Vice President of Global Human Resources, since 2022. Previously, Ms. Kopetsky served as our Director of Corporate Human Resources from 2018 to 2022. Before joining us, Ms. Kopetsky held various Human Resources leadership roles at Bemis Company, Inc. (now Amcor), including HR Director Finance and Operations, HR Director Supply Chain and Operations for Bemis North America, HR Director for Bemis Healthcare Division and HR Director for Performance Packaging Division from 2007 to 2018.
Michael Mancuso has served as Chief Operations Officer for North America of Alliance Laundry, previously under the title Vice President of Operations, since 2022. Previously, Mr. Mancuso served as our Senior Director of Supply Chain and Manufacturing Transformation from 2021 to 2022. Before joining us, Mr. Mancuso held various positions at Rockwell Automation from 2006 to 2021, including Director of Connected Enterprise Operations, Director of Manufacturing Operations, Multi-Site Plant Manager, Production and Inventory Control Manager and Supply Management Manager.
Travis Lindgren has served as our Chief Product Officer since April 2026, with responsibility for leading the company's global Product Engineering and Product Management organization. Mr. Lindgren has been with Alliance Laundry Systems since 2007, serving in roles of increasing responsibility across engineering and manufacturing operations, including as Vice President – Product Engineering from February 2025 to April 2026, Director of Engineering from April 2022 to February 2025, and Director of Smart Factory & Special Projects from March 2021 to April 2022. Earlier in his career, Mr. Lindgren held several engineering roles at Alliance, and played a critical role in the start-up of the U.S. manufacturing facility in Manitowoc, WI.

COMPENSATION DISCUSSION AND ANALYSIS
General
The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide information about the material elements of compensation that, during our fiscal year ended December 31, 2025 were paid to, awarded to or earned by our named executive officers (“NEOs”). Our NEOs for 2025 were:

Name	Position

Michael Schoeb	Chief Executive Officer (“CEO”)
Robert Calver(1)	Interim Chief Financial Officer; Vice President – Investor Relations
Dean Nolden	Chief Financial Officer
Jan Vleugels	SVP & Chief Operating Officer – International
Joseph Hainline	Chief Technology Officer
Cody Masluk(2)	Former Chief Commercial Officer – North America
(1)From July 31, 2024 to April 14, 2025, Robert Calver, served as Interim Chief Financial Officer. Mr. Calver then transitioned to his current role, Vice President – Investor Relations. Effective April 14, 2025, Dean Nolden was appointed as our Chief Financial Officer.
(2)Cody Masluk served as our Chief Commercial Officer for North America until September 30, 2025. The amounts shown reflect compensation earned through that date.
As noted above, this CD&A describes our executive compensation program for our NEOs during 2025, which includes both our pre-IPO and our post-IPO executive compensation programs. In connection with the IPO, we adopted compensation plans that are designed to comply with laws applicable to public companies.
Compensation Philosophy and Objectives
Our executive compensation program is designed to attract, motivate, reward, focus and retain high caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our short- and long-term objectives, business strategy and financial performance, which also aligns the interests of our NEOs with those of our stockholders. As a result, we provide competitive compensation packages to our NEOs, a material component of which is performance-based compensation that is dependent upon the achievement of our business objectives and encourages our NEOs to drive long-term stockholder value. Our compensation program is designed to achieve the following objectives:
•provide competitive and attractive pay plans that reflect the respective positions, duties and responsibilities of our NEOs;
•incentivize contributions to the continued growth and development of our business;

•retain NEOs and compensate their short- and long-term contributions; and
•align the interests of our NEOs with the financial and strategic objectives of our stockholders.
We have determined that any risks arising from our compensation programs and policies are not reasonably likely to have a material adverse effect on our business. Our compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are correlated to the value delivered to stockholders. This combination, as well as the multi-year vesting schedule for equity awards, encourages employees to maintain both a short- and long-term view with respect to our performance.
Determination of Executive Compensation -- Pre-IPO
Prior to the IPO, the compensation of our NEOs was set by the Compensation Committee in consultation with Mr. Schoeb (other than with respect to his own compensation). Mr. Schoeb typically provided annual recommendations to the Compensation Committee, offering insights on the compensation and performance of our NEOs. Mr. Schoeb based his recommendations upon a comprehensive review (formed both subjectively and objectively against individually developed goals) of the performance of the NEOs, our satisfaction of rigorous corporate goals, internal pay equity considerations, the competitiveness of the market for each NEO’s services and an annual self-evaluation performed by such NEO. The Compensation Committee evaluated any recommended compensation adjustments or awards to NEOs and ultimately determined executive compensation. The Compensation Committee excluded Mr. Schoeb from all conversations surrounding his own compensation structure, ensuring that any decisions were untainted by improper influence.
Determination of Executive Compensation -- Post IPO
In connection with the IPO, our Board of Directors adopted a written charter for the Compensation Committee that established, among other things, the Compensation Committee’s purpose and its responsibilities with respect to executive compensation. This charter provides that the Compensation Committee will, among other things, assist the Board of Directors in its oversight of executive compensation, management development and succession, director compensation and executive compensation disclosure.
The Compensation Committee meets regularly with management and in executive session without members of management present to make decisions on our executive compensation programs and on the compensation of our CEO and other executives. In making executive compensation decisions, our Compensation Committee reviews a variety of market data and information, including Company, compensation peer group, and relevant industry information, and considers the recommendations of its independent compensation consultant, Aon. The compensation of the NEOs is approved annually by the Compensation Committee.

Role of the Independent Compensation Consultant
Role of the Independent Compensation Consultant
There is value in procuring independent, objective expertise and counsel in connection with the Compensation fulfilling its duties, and, pursuant to its charter, the Compensation Committee has the authority to select and retain independent advisors and counsel to assist it with carrying out its duties and responsibilities. In December 2024, Aon, a compensation consulting firm, was engaged to advise on IPO-related equity plan design and our go-forward executive compensation strategy. As the independent compensation consultant, Aon’s responsibilities include:
•providing independent advice to our Compensation Committee on current trends and best practices in compensation design and program alternatives, and advising on plans or practices that may improve the effectiveness of our compensation program;
•providing and discussing compensation peer group and broad compensation survey data for competitive comparisons and, based on this information, preparing independent analyses on NEO compensation, including the CEO and newly hired executives;
•reviewing our equity plan and assessing total share usage relative to our peers;
•reviewing the CD&A and other compensation-related disclosures in our proxy statements;
•offering recommendations, insights and perspectives on compensation-related matters; and
•assisting our Compensation Committee in designing executive compensation programs that are competitive and align the interests of our executives with those of our stockholders
While the Compensation Committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.
The Compensation Committee has assessed the independence of Aon, including factors specified in SEC rules. During fiscal year 2025, Aon provided advice and recommendations to the Compensation Committee on executive compensation, for which the Company paid aggregate fees of approximately $223,000. Aon and its affiliates also provided other services to the Company, primarily consisting of certain cybersecurity advisory and assessment services, for which the Company paid aggregate fees of approximately $765,000. After evaluating these additional services and associated fees, the Compensation Committee determined that Aon’s services as its independent compensation consultant did not raise any conflicts of interest and that Aon remains independent under applicable NYSE and SEC rules. The Compensation Committee considered the following factors, among others, when assessing Aon’s independence:
•the nature and amount of other services provided by Aon to us;
•Aon has policies and procedures in place to prevent conflicts of interest;

•no member of the Aon consulting team serving the Compensation Committee has a business or personal relationship with any of our executive officers; and
•the amount of fees paid to Aon is less than 1% of its total consulting income.
Determination of a Compensation Peer Group
In accordance with the Compensation Committee’s duty in establishing an executive compensation program, the Compensation Committee determines the peer group companies that are used for market comparisons when setting compensation. In connection with the IPO, the Compensation Committee engaged Aon to identify companies that were considered relevant peers across business segments and size metrics. Aon reviewed the Company’s current profile and industry best practices and proposed the following peer selection criteria:

Element	Peer Selection Criteria

Industry/Sector	U.S. headquartered and publicly traded on a U.S. exchange, with a focus on the following sub-industries: Industrial Machinery, Supplies, and Components; Building Products; and Electrical Components and Equipment.

Revenue	Target companies with revenues between $750M and $5B.

3-Year EBITDA Growth	Target companies with a positive 3-Year EBITDA Growth.

IPO Date	Preference given to companies that have gone public within the past 5 years.

Named Peers	Focusing on companies identified by leadership that also meet additional selection criteria.

Location	Consider companies with global presence and/or headquartered near the Midwest.

Headcount	Target companies with headcount between 1,350 and 12,000.

Based on such peer selection criteria, the Compensation Committee selected the following peer group:

•A. O. Smith	•Donaldson Company	•JBT Marel	•Tennant Company

•AAON	•ESAB	•Lennox	•The AZEK Company

•Acuity Brands	•Flowserve	•Nextracker	•The Middleby Corporation

•Array Technologies	•Graco	•Nordson	•Watts Water Technologies

•Barnes Group	•IDEX	•Simpson Manufacturing	•Zurn Elkay Water Solutions
We believe that the compensation practices of our peer group provided us with appropriate compensation reference points for evaluating and determining the compensation of our NEOs during 2025. While the Compensation Committee took into consideration the practices of our compensation peer group when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation. Consistent with best practices for corporate governance, the Compensation Committee expects to review our peer group annually.
Role of Management
Our CEO typically provides annual recommendations to the Compensation Committee and discusses with the Compensation Committee the compensation and performance of our executive officers, other than himself. Our CEO bases his recommendations upon his review (formed both subjectively and objectively against individually developed goals) of the performance of the executive officers, our overall performance against applicable corporate goals, his assessment of the officer’s contributions to such performance, internal pay equity considerations, his assessment of the competitiveness of the market for each officer’s services and an annual self-evaluation performed by each NEO. The Compensation Committee evaluates any recommended compensation adjustments or awards to executive officers and ultimately determines executive compensation. In order to determine the CEO’s compensation, the Compensation Committee reviews the performance of the CEO and determines his compensation without his participation.
Elements of Compensation
The following table describes the material elements of our compensation program for the fiscal year ended December 31, 2025. Historically, our executive compensation program has consisted of the following elements: base salary, annual cash incentive compensation, long-term equity incentive compensation, health, welfare and retirement benefits and reasonable perquisites, each designed to achieve the compensation objective outlined herein with respect to each element. We believe that together these elements support the objectives of our compensation program without encouraging unnecessary or excessive risk taking by our NEOs.

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Attract and retain industry leaders by providing base cash compensation at competitive levels.
Annual Cash Incentive Compensation	Focus efforts toward the realization of annual performance goals and to reward individual and group contributions to our annual operating performance based upon the achievement of pre-established performance standards. We may also grant discretionary bonuses from time to time.
Long-Term Equity Incentive Compensation	Incentivize the alignment of interests between executives and stockholders, historically achieved through the provision of time and performance-based stock options and prospectively starting with the 2026 fiscal year through a mix of performance-based and time-based restricted stock units (“RSUs”).
Health, Welfare and Retirement Benefits and other Perquisites	Demonstrate commitment to employee well-being through the provision of reasonable benefits to executives and their families.
As part of our transition to a publicly traded company in connection with the IPO, we evaluated our executive compensation program and made modifications in several respects to our historical program described throughout this CD&A. On a prospective basis, we intend to continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our NEOs with those of our stockholders.
Base Salary
The base salaries of our NEOs have been an important part of their total compensation package and are intended to reflect their respective positions, duties and responsibilities. Base salary is a discrete and fixed component of our compensation program. Although we believe that a substantial portion of each NEO’s total compensation should be “at risk,” we also recognize the importance of setting base salaries at levels that will attract, retain and motivate top talent. In setting annual base salary levels for our NEOs, we take into account competitive considerations, individual performance, tenure, internal pay equity, salaries provided to executive officers of our peer companies, each NEO’s anticipated role criticality relative to our other employees and the determination by our Compensation Committee and Mr. Schoeb of the essential need to attract and retain these NEOs.

The table below sets forth the annual base salary during 2025 for each NEO:

Name	2025 Annual Base Salary ($) (Jan 1, 2025)	2025 Annual Base Salary ($) (April 1, 2025)(4)	2025 Annual Base Salary ($) (May 1, 2025)
Michael Schoeb	900,000	945,000	945,000
Robert Calver(1)	258,794	258,794	300,000
Dean Nolden(2)	-	500,000	500,000
Jan Vleugels(3)	476,181	496,012	496,012
Joseph Hainline	295,996	310,796	310,796
Cody Masluk(1)	285,390	302,513	350,000
(1)Messrs. Calver and Masluk were promoted in May 2025 and received off cycle raises as a result.
(2)Mr. Nolden was hired in April 2025.
(3)Mr. Vleugels’ salary is denominated in Czech koruna and is 10,203,900 CZK in local currency. His salary was converted into USD at the fiscal year-end exchange rate of 1.00 CZK = .049 USD. The same exchange rate was used to report Mr. Vleugels’ compensation throughout the CD&A and the Executive Compensation Tables.
(4)Annual raises of annual base salary become effective on April 1.
Annual Incentive Awards
Recognizing that annual cash incentives are an essential component of a balanced compensation scheme, we instituted our Metric Bonus Plan (“Metric Bonus Plan”), focusing our NEOs’ attention on our financial and strategic growth objectives. We consider annual cash incentives to be an important “at risk” component of our compensation program. Rather than adopt a complicated and opaque bonus formula, we tie annual incentives to a singular metric, Adjusted EBITDA, and have adopted ambitious but achievable targets for our NEOs.1 We selected adjusted EBITDA as the key performance metric because it is widely used by investors and industry peers and provides a clear, consistent measure of our core operating performance by excluding items such as share-based compensation expense, depreciation and amortization expense, interest expense, other expense (income), net, and income taxes expense (benefit) that can vary substantially from company to company depending upon their financing, capital structures and the method by which assets were acquired.
In order to secure any payment under the Metric Bonus Plan, our Adjusted EBITDA must reach at least 95% of the predetermined target. Bonus targets are established as a percentage of base salary. In addition, to further ensure the retention of our NEOs, payment under the Metric Bonus Plan requires continued employment through the bonus payment date, which occurs by March 15 of the year following the year subject to the applicable Adjusted EBITDA metric for U.S. participants and in March of the year following the year subject to the applicable Adjusted EBITDA metric for non-U.S.
1 Adjusted EBITDA is a non-GAAP measure. For a reconciliation of Adjusted EBITDA to net income, see “Non-GAAP Financial Measures” in Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

participants. The chart below demonstrates the potential payouts under the Metric Bonus Plan based on achievement of Adjusted EBITDA for the 2025 fiscal year, which were paid in March 2026:

	Minimum in Millions (95%)	Target in Millions (100%)	Maximum in Millions (110%)
2025 Adjusted EBITDA Target	403.7	425.0	467.5
Payout as a % of Target	50%	100%	200%
The Metric Bonus Plan is reviewed and approved by our Board of Directors, with individual targets set by the Compensation Committee. The table below sets forth for 2025 the target annual bonus opportunities for each of our NEOs, with actual payouts received in March 2026 in accordance with the Metric Bonus Plan. For purposes of the Metric Bonus Plan, our 2025 Adjusted EBITDA was $436,473,000 resulting in the achievement of the performance objective at 127% of target for each NEO.

NEO	2025 Target (as % of Base Salary)	2025 Annual Incentive Target ($)	2025 Actual Annual Incentive Award ($)
Michael Schoeb	112.5%	1,063,125	1,350,168
Robert Calver	30%	90,000	114,300
Dean Nolden(1)	75%	281,250	357,188
Jan Vleugels	40%	199,996	253,995
Joseph Hainline	40%	124,318	157,884
Cody Masluk(2)	40%	140,000	133,350
(1)Mr. Nolden was hired in April 2025 and his 2025 Annual Incentive Target and 2025 Actual Annual Incentive Award reflect amounts prorated based on his start date.
(2)The Company terminated Mr. Masluk’s employment effective September 30, 2025 and he received a prorated bonus in March 2026 in accordance with his separation agreement.
In addition to his bonus paid under the Metric Bonus Plan, Mr. Calver earned a retention bonus in 2025. This amount is set forth in the Summary Compensation Table below.
Equity Plans
2015 Stock Option Plan
Our 2015 Stock Option Plan became effective on August 31, 2015 and provided for the grant of both incentive stock options and non-qualified stock options. Awards could be granted to any director, employee or other service provider selected by either the Compensation Committee or an authorized officer of Alliance Laundry Holdings, subject to the approval of the Compensation Committee.

Our 2015 Stock Option Plan was administered by our Compensation Committee, which had the authority to, among other things, determine grantees and the terms and conditions of any awards; prescribe, amend and rescind any rules and regulations relating to the 2015 Stock Option Plan; and make any and all determinations deemed advisable for the interpretation and administration of the 2015 Stock Option Plan. Any determination made by the Compensation Committee in the course of administering the 2015 Stock Option Plan was final, binding and conclusive.
In connection with the IPO, our 2015 Stock Option Plan terminated effective as of August 29, 2025 and no further awards have been made thereunder, subject to existing awards remaining subject to the terms thereof.
2025 Omnibus Incentive Compensation Plan
In connection with the IPO, our Board of Directors adopted, and our shareholders approved, our 2025 Omnibus Incentive Compensation Plan (the “2025 Plan”), pursuant to which cash- and equity-based incentive awards may be granted to our current or prospective directors, officers, employees and consultants. The following is a summary of certain terms and conditions of the 2025 Plan.
The 2025 Plan provides for the grant of stock options (both incentive and nonqualified), stock appreciation rights, restricted share awards, RSUs, cash incentive awards and other equity-based or equity-related awards.
Our Compensation Committee administers and interprets the 2025 Plan and has the authority to determine the terms and conditions of any agreements evidencing awards granted under the 2025 Plan and to establish, amend, suspend or waive such rules or regulations relating to the 2025 Plan as it deems appropriate. Subject to applicable law, our Compensation Committee may delegate to one or more of our officers the authority to make grants of awards under the 2025 Plan. With respect to awards granted to our non-employee directors, our Board of Directors may, at its discretion, grant or administer such awards or may delegate such authority to one of its committees.
Any current or prospective directors, officers, employees or consultants of either us or one of our affiliates will be eligible for awards under the 2025 Plan.
Any shares of our common stock underlying forfeited or canceled awards, any award settled other than wholly in shares or any shares used to pay any applicable tax withholding obligation with respect to any award or as consideration for the exercise price of an award will again be available for issuance under the 2025 Plan.
Awards granted under the 2025 Plan may not be transferred or assigned in any manner other than by will or by the laws of descent and distribution.
Awards may be subject to reduction, forfeiture or clawback to the extent required by applicable law or the rules and regulations of the New York Stock Exchange or other applicable securities exchange or if so required pursuant to our clawback policy.

The 2025 Plan has a term of ten years. Our Board of Directors may amend, modify or terminate the 2025 Plan at any time, subject to applicable law or stockholder approval of any amendment to increase the Share Limit (other than certain adjustments upon changes in capitalization or pursuant to the increase occurring each January 1), change the class of individuals eligible to participate in the 2025 Plan or extend the expiration date of the 2025 Plan. No amendment, modification or termination may materially and adversely affect the rights of any participant under any award without the consent of the participant, unless otherwise provided in the applicable award agreement. Our Compensation Committee may amend, modify or terminate any award previously granted. However, except as set forth in the 2025 Plan, unless otherwise provided in the applicable award agreement, any such amendment, modification or termination that would materially and adversely impair the rights of any participant will require such participant’s consent.
Long-Term Incentive Awards
Pre-IPO Awards
We view equity-based compensation as a critical component of our total compensation program. Equity-based compensation creates an ownership culture among our NEOs that provides an incentive to contribute to our continued growth and development and aligns the long-term interests of our NEOs with those of our stockholders.
Historically, we have granted time- and performance-based stock options pursuant to the 2015 Stock Option Plan. Generally, time-based stock options under the 2015 Stock Option Plan vest and become exercisable in five equal installments on each of the first five anniversaries of the vesting commencement date specified in the applicable award agreement, subject to the recipient’s continued employment with us or one of our subsidiaries through each vesting date (the “Time-Based Options”). Performance-based stock options under the 2015 Stock Option Plan vest and become exercisable subject to our principal stockholder receiving aggregate proceeds in excess of a deemed investment threshold and an internal rate of return on its investment in us in connection with a liquidity event (which includes the IPO) (the “Performance-Based Options”). Prior to the IPO, Time-Based Options and Performance-Based Options were awarded to Mr. Nolden in connection with his hiring, Mr. Calver in connection with his promotion and for retentive purposes, and Messrs. Hainline and Masluk for retentive purposes. The IPO generated the requisite proceeds to trigger the vesting of outstanding Performance-Based Options and all Performance-Based Options have become fully vested.
Post-IPO Awards in 2025
In connection with the IPO, our Compensation Committee approved the grant of a one-time equity award to Mr. Schoeb pursuant to the 2025 Plan (the “CEO IPO Grant”), which was granted on the closing of the IPO on October 10, 2025. The CEO IPO Grant is in the form of time-vested RSUs, of which 50% will vest on the second anniversary of the grant date and 25% of the CEO IPO Grant will vest on each of the third and fourth anniversaries of the grant date, in each case, subject to Mr. Schoeb’s continued service. These RSUs are eligible for accelerated vesting in connection with a qualifying retirement event, with the number of shares underlying such RSUs consisting of a grant date value of $6 million divided by the initial public offering price.

Employee Benefits and Perquisites
All of our full-time U.S.-based employees, including our NEOs, are eligible to participate in our health and welfare plans and 401(k) Plan (as described below).
We also provide a limited number of other benefits to our executives, including annual physical examinations and for Mr. Vleugels, a car lease and housing stipend. None of our NEOs is entitled to any tax gross-up payment. In considering the suitability of these benefits, we have evaluated whether each such benefit renders our NEOs more efficient and effective, and stimulates recruitment, motivation and retention. All future practices with respect to perquisites will be approved by the Compensation Committee, with an emphasis on avoiding excessive perquisites.
Retirement Benefits
We maintain the Alliance Laundry Systems 401(k) Plan (the “401(k) Plan,” formerly, the Alliance Laundry Systems Capital Appreciation Plan), a tax-qualified defined contribution retirement savings plan for our U.S.-based employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) Plan on the same terms as other full-time employees. We believe that providing a vehicle for tax-deferred retirement savings through these plans, and making matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Under the 401(k) Plan, eligible U.S. employees may contribute up to 50% of their pre-tax pay, up to the limits established by the Internal Revenue Service. For all non-union personnel, we match 100% of the first 6% of employee contributions.
We do not offer a defined benefit pension, supplemental executive retirement plan or a non-qualified deferred compensation plan to our U.S.-based employees.
Other Policies and Considerations
Clawback Policy. In connection with and effective as of the date of the IPO, we adopted our Incentive Compensation Recovery Policy pursuant to which we must seek to recover compensation from an executive officer awarded after the date of the policy in connection with an accounting restatement required due to our material noncompliance with any financial reporting requirements under the federal securities laws.
Equity Award Timing Policies and Practices. Our general practice is not to grant equity awards in anticipation of the release of material nonpublic information or to time the release of material nonpublic information for the purpose of affecting the value of executive compensation. The Compensation Committee and Board use their business judgment to determine the amount of an equity award and would consider any material nonpublic information that is known to them before granting an equity award. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee expects to grant such awards on a predetermined annual schedule. In fiscal year 2025, we did not grant stock options to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.
Stock Ownership Guidelines. In connection with the IPO, we adopted stock ownership guidelines for our non-employee directors and certain of our officers (including our NEOs) in the following multiples of annual base salary or Board cash retainer, as applicable:

Ownership Requirement

Level
Non-Executive Chair of the Board	6x
Other Non-Employee Directors	5x
Chief Executive Officer	6x
Chief Financial Officer and other Executive Officers	3x
Vice President	2x
Required ownership levels are expected to be achieved within five years of becoming subject to the guidelines. Any non-employee director or officer subject to the guidelines who has not met the threshold will be required to retain 100% of the qualifying shares awarded to him or her under the Company’s stock incentive plans until such threshold is satisfied. The above ownership requirements are subject to change.
Accounting for Stock-Based Compensation. We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718 (“ASC Topic 718”). ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our NEOs may never realize any value from their awards.
Compensation Committee Report
The Compensation Committee of Alliance Laundry Holdings Inc. has reviewed and discussed the CD&A included in this proxy statement with members of management. Based on such review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this proxy statement.
Respectfully submitted by the members of the Compensation Committee of the Board:
Compensation Committee
Robert L. Verigan
Phyllis A. Knight
Timothy J. FitzGerald

Executive Compensation Tables
2025 Summary Compensation Table
The following table contains information about the compensation earned by each of our NEOs during each of the fiscal years ended December 31, 2024 and 2025.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael Schoeb	2025	933,750	-	6,815,448	-	1,350,168	21,000	9,120,366
Chief Executive Officer (“CEO”)	2024	887,625	10,000	-	-	2,025,000	20,700	2,943,325
Robert Calver	2025	286,265	200,000	-	252,953	114,300	61,000	914,518
Vice President, Financial Planning and Analysis; Interim Chief Financial Officer	2024	247,651	85,000	-	-	207,035	34,714	574,400
Dean Nolden(5)	2025	357,955	-	-	1,252,453	357,188	19,523	1,987,119
Chief Financial Officer	2024	-	-	-	-	-	-	-
Jan Vleugels	2025	494,039	-	-	-	253,995	102,667	850,701
Chief Operating Officer – International	2024	344,126	11,142	-	-	278,937	198,090	832,295
Joseph Hainline	2025	307,096	-	-	126,474	157,884	21,000	612,154
Chief Technology Officer	2024	293,841	11,200	-	-	236,797	20,700	562,538
Cody Masluk(6)	2025	242,390	-	-	3,742,378	133,350	139,189	4,257,307
Former Chief Commercial Officer – North America	2024	282,003	10,000	-	-	228,312	-	520,315
(1)For 2024, amounts reflected for NEOs consist of discretionary bonuses earned in respect of individual performance in 2024. For 2025, the amount reflects the retention bonus earned by Mr. Calver.
(2)The amounts reported in these columns represent the aggregate grant-date fair value of the CEO IPO Grant, Time-Based Options, and Performance-Based Options granted in 2025, as computed in accordance with ASC Topic 718. For further discussion of the assumptions used in the calculation of the grant-date fair value for the CEO IPO Grant, Time-Based Options, and Performance-Based Options pursuant to ASC Topic 718, see Notes 2 and 20 of Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. For further discussion of the CEO IPO Grant, Time-Based Options, and Performance-Based Options granted in 2025, see the section entitled “Long-Term Incentive Awards” in the CD&A section of this proxy statement.
(3)The amounts reflected consist of annual incentive bonuses payable under the Metric Bonus Plan. For 2024, amounts were deemed earned in 2024 and payouts occurred during March 2025. For 2025, amounts were deemed earned in 2025, and payouts occurred during March 2026. Mr. Masluk’s payout was prorated based on his employment through his termination date on September 30, 2025 and paid based on actual performance at the same time as paid to the other NEOs.

(4)The amounts in the “All Other Compensation” column for fiscal year 2025 include the following: (i) our contributions to the 401(k) Plan for Messrs. Schoeb, Calver, Hainline and Masluk, in the amount of $21,000 each and for Mr. Nolden, in the amount of $19,523, (ii) for Mr. Calver and an interim assignment fee for his role as interim Chief Financial Officer ($40,000), (iii) for Mr. Vleugels car lease in the amount of $23,077 and a housing stipend in the amount of $79,590, and (iv) for Mr. Masluk, $139,189 in severance based on the Company terminating Mr. Masluk’s employment without cause. Mr. Masluk’s cash severance payments are paid in installments as salary continuation in accordance with the Company’s normal payroll practices.
(5)Mr. Nolden was hired in April 2025.
(6)The Company terminated Mr. Masluk’s employment without cause effective September 30, 2025.

Grants of Plan-Based Awards in Fiscal Year 2025
The following table provides information regarding all grants of plan-based awards to our NEOs during fiscal year 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Target (#)(2)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Michael Schoeb		531,526	1,063,125	2,126,250

	10/10/2025					272,727			6,815,448
Robert Calver		45,000	90,000	180,000

	2/7/2025				40,531			12.34	48,677

	2/7/2025						40,531	12.34	204,276
Dean Nolden(4)		140,625	281,250	562,500

	4/24/2025				200,682			12.46	241,016

	4/24/2025						200,682	12.46	1,011,437
Jan Vleugels		95,917	191,833	383,667
Joseph Hainline		62,159	124,318	248,637

	2/7/2025				20,265			12.34	24,338

	2/7/2025						20,265	12.34	102,136
Cody Masluk		70,000	140,000	280,000

	2/7/2025				16,212			12.34	82,032

	2/7/2025						16,212	12.34	19,616

	9/30/2025(5)								3,640,730
(1)The tabular disclosure demonstrates the potential payouts under the 2025 Metric Bonus Plan based on achievement of the applicable Adjusted EBITDA targets. The payouts delineated in the “Target ($)” column correspond to an Adjusted EBITDA figure of $425.0 million, while the payouts delineated in the “Threshold ($)” and “Maximum ($)” columns correspond to Adjusted EBITDA figures of $403.7 million and $467.5 million, respectively.
(2)Amounts represent Performance-Based Options that could vest only if the IPO-related performance condition was achieved; as this condition was achieved, the options vested at target, with no opportunity for vesting above target.

(3)Amounts represent RSUs granted under the 2025 Plan.
(4)Mr. Nolden was hired in April 2025 and his potential payout under the 2025 Metric Bonus Plan takes into account a shortened performance period.
(5)The Company terminated Mr. Masluk’s employment without cause, effective September 30, 2025. As part of the Masluk Separation Agreement, all of Mr. Masluk’s Time-Based Options and Performance-Based Options accelerated and fully vested on the IPO. The amount shown reflects the incremental fair value of this acceleration, determined according to ASC Topic 718 as of the modification date.

Outstanding Equity Awards at 2025 Fiscal Year-End Table
The following table presents information regarding outstanding equity awards held by our NEOs as of December 31, 2025, which consist of stock options granted pursuant to the 2015 Stock Option Plan and RSUs granted pursuant to the 2025 Plan.

		Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Name	Grant Date(1)

Michael Schoeb	9/14/2021(2)	242,080	-	5.79	10/1/2030	-	-

	9/14/2021(3)	1,210,236	-	5.79	10/1/2030	-	-

	10/10/2025(4)	-	-	-	-	272,727	5,549,994

Robert Calver	11/30/2019(2)	49,020	-	5.10	10/31/2029	-	-

	9/14/2021(2)	69,156	-	5.79	10/1/2030	-	-

	9/14/2021(3)	69,156	-	5.79	10/1/2030	-	-

	1/1/2022(3)	62,235	-	8.04	1/1/2032	-	-

	1/1/2022(2)	37,204	25,031	8.04	1/1/2032	-	-

	2/7/2025(2)	-	40,531	12.34	2/7/2035	-	-

	2/7/2025(3)	40,531	-	12.34	2/7/2035	-	-

Dean Nolden	4/24/25(2)	-	200,682	12.46	4/14/2035	-	-

	4/24/25(3)	200,682	-	12.46	4/14/2035	-	-

Jan Vleugels	9/14/21(2)	389,004	-	5.79	10/1/2030	-	-

	9/14/21(3)	389,004	-	5.79	10/1/2030

Joseph Hainline	9/28/2021(2)	23,288	6,094	8.51	4/13/2031	-	-

	9/28/2021(3)	29,382	-	8.51	4/13/2031	-	-

	1/1/2022(3)	93,353	-	8.04	1/1/2032	-	-

	1/1/2022(2)	55,948	37,405	8.04	1/1/2032	-	-

	11/27/2023(2)	8,236	12,573	12.02	11/27/2033	-	-

	11/27/2023(3)	20,809	-	12.02	11/27/2033	-	-

	2/7/2025(2)	-	20,265	12.34	2/7/2035	-	-

	2/7/2025(3)	20,265	-	12.34	2/7/2035	-	-

Cody Masluk(5)	-	-	-	-	-	-	-
(1)Tabular disclosure reflects the disaggregation of Time-Based and Performance-Based Options.
(2)Reflects Time-Based Options that vest and become exercisable in five equal installments on each of the first five anniversaries of the vesting commencement date specified in the applicable award agreement, subject to the recipient’s continued employment with either us or one of our subsidiaries through each applicable vesting date. All share numbers reflected in this table have been rounded to the nearest whole share.
(3)Reflects Performance-Based Options that became vested upon the IPO. All share numbers reflected in this table have been rounded to the nearest whole share.
(4)One-half of the RSUs will vest on the second anniversary of the grant date and one-fourth of the RSUs will vest on each of the third and fourth anniversary of the grant date, subject to continued employment through each applicable vesting date. Each RSU represents the contingent right to receive one share of the Company’s common stock on the vesting date.
(5)Mr. Masluk terminated his employment from the Company effective September 30, 2025 and had no outstanding equity awards as of December 31, 2025.

Option Exercises
The following table sets forth the exercise of stock options in 2025 by our NEOs.

	Option Awards
Name	Number of Shares Acquired in Exercise (#)	Value Realized on Exercise ($)(1)
Michael Schoeb	968,156	7,590,343
Robert Calver	-	-
Dean Nolden	-	-
Jan Vleugels	1,113,917	11,542,516
Joseph Hainline	-	-
Cody Masluk	545,376	8,434,649
(1)Calculated as Intrinsic Value ((Share Price - Grant Price)*Number of Shares Exercised) at the time of Exercise.
Potential Payments Upon Termination or Change in Control
The section below describes the payments that we would have made to our NEOs in connection with certain terminations of employment, including in connection with a corporate transaction like a change in control or continued employment through a change in control, if such events had occurred on December 31, 2025, the last business day of our most recently completed fiscal year. The descriptions of the benefits below are based on the terms set forth in Mr. Schoeb’s employment agreement, Mr. Calver’s retention letter, Mr. Masluk’s Separation Agreement, and our Senior Executive Severance and Change of Control Plan. All severance benefits described below would have been subject to such executive entering into an effective release of claims.
Severance Benefits Under Employment Agreements
2015 and 2025 Schoeb Agreements
We entered into the 2015 Schoeb Agreement with our CEO, Michael Schoeb, in November 2015, which was superseded in its entirety as of the effective date of the IPO by the 2025 Schoeb Agreement discussed below. The 2015 Schoeb Agreement was subject to an initial five-year term, with automatic renewals for additional two-year terms thereafter, unless either we or Mr. Schoeb provided written notice of an election not to renew at least 60 days prior to the applicable renewal date. The 2015 Schoeb Agreement set forth Mr. Schoeb’s annual base salary, eligibility for an annual cash incentive opportunity equal to 100% of his annual base salary (which was subsequently increased by the Compensation Committee to 112.5% of his annual base salary) and certain employee benefits and perquisites, including the use of our corporate aircraft for personal use for up to 25 flight hours per year. During our 2025 fiscal year, Mr. Schoeb made no personal use of our corporate aircraft.
We entered into a new employment agreement with Mr. Schoeb, the 2025 Schoeb Agreement, effective as of the effective date of the IPO, which superseded the 2015 Schoeb Agreement in its entirety, pursuant to which Mr. Schoeb continues to serve as CEO of the Company. The 2025 Schoeb

Agreement is subject to an initial three-year term, with automatic renewals for additional one-year terms thereafter, unless either we or Mr. Schoeb provide written non-renewal notice at least 90 days prior to the applicable renewal date. The 2025 Schoeb Agreement sets forth Mr. Schoeb’s annual base salary of $945,000, to be increased by the Company in its sole discretion from time to time, eligibility for an annual cash incentive opportunity equal to no less than 112.5% of his annual base salary and a maximum payout equal to two times such target annual cash incentive opportunity and certain employee benefits and perquisites, including the use of our corporate aircraft for personal use for up to 25 flight hours per year consistent with the terms of the 2015 Schoeb Agreement, subject to such usage adhering to the Company’s applicable aircraft usage policy or procedures that it may maintain from time to time.
While the 2025 Schoeb Agreement provided that Mr. Schoeb would be eligible for payments and benefits upon a qualifying termination, except as provided in the paragraph directly below, these payments and benefits mirror the severance payments and benefits under the Senior Executive Severance and Change of Control Plan (the “Executive Severance Plan” ) as a “Tier 1” participant and are described below. Mr. Schoeb is not eligible for duplicate benefits and the Tier 1 payments and benefits provided under the Executive Severance Plan accurately describe the payments and benefits to which Mr. Schoeb is entitled on a qualifying termination.
In addition, and under the 2025 Schoeb Agreement, upon termination of Mr. Schoeb’s employment by either us without “cause” (including non-renewal of his employment term) or by him for “good reason” other than on or within two years following a “change of control”, he will be entitled to, with respect to a pro-rated portion of unvested outstanding equity awards, accelerated vesting of time-based awards and vesting and settlement of applicable performance-based awards based on actual performance at the end of the applicable performance period. In connection with a termination due to Mr. Schoeb’s death or permanent disability, Mr. Schoeb will be entitled to, with respect to his unvested outstanding equity awards, accelerated vesting of his time-based awards and vesting and settlement of his applicable performance-based awards based on actual performance at the end of the applicable performance period.
Calver Retention Letter
In December 2024, we entered into a retention letter agreement with Mr. Calver (the “Calver Retention Letter”) in recognition of his contributions while discharging the duties of Chief Financial Officer during the period when we were conducting a search for a chief financial officer on a permanent basis and to ensure his retention through and following the completion of a public offering. The Calver Retention Letter increased Mr. Calver’s annual cash incentive opportunity under the Metric Bonus Plan for the 2024 fiscal year to 40% of his annual base salary and provided for a stock option award with a grant date value of $500,000 (which award was subsequently granted in our 2025 fiscal year), a potential cash incentive of $100,000, contingent upon our selection of another individual to serve as our Chief Financial Officer on a permanent basis and a $100,000 retention cash bonus which became payable in connection with the IPO (totaling $200,000, with half becoming payable upon completion of such offering and the remainder becoming payable within 30 days after the one year anniversary thereof, subject to continued employment).

Upon a termination by us without cause and subject to his execution and non-revocation of a general release of claims in our favor, the Calver Retention Letter provides for 52 weeks’ base salary, eligibility for a prorated bonus under the Metric Bonus Plan based on actual performance and, for the year of termination, professional tax preparation services. The Calver Retention Letter does not provide for severance benefits if Mr. Calver’s employment is terminated under any other circumstances.
Masluk Separation Agreement
On September 30, 2025, and prior to the IPO, Mr. Masluk was involuntarily terminated without cause from his position as Chief Commercial Officer of the Company's North America Segment. In connection with Mr. Masluk’s departure, the Company entered into a separation agreement with Mr. Masluk effective September 30, 2025 (the “Masluk Separation Agreement”). Pursuant to the Masluk Separation Agreement, and subject to Mr. Masluk's execution and non-revocation of a general release of claims in favor of the Company and his compliance with applicable restrictive covenants, Mr. Masluk received: (i) an amount equal to twelve (12) months of his base salary; (ii) a lump sum cash payment equivalent to the cost of twelve (12) months of continued health coverage under COBRA; (iii) accelerated vesting of certain outstanding equity awards; and (iv) continued eligibility for his fiscal year 2025 annual incentive bonus, prorated for his active months of service during fiscal year 2025 and payable based on actual Company performance results, paid in March 2026 consistent with the Company's normal annual incentive payment cycle. The Masluk Separation Agreement contains customary confidentiality and non-disparagement provisions.
Senior Executive Severance and Change of Control Plan
In connection with the IPO, our Board of Directors adopted the Executive Severance Plan, pursuant to which severance benefits may be granted to eligible employees of the Company. Our Compensation Committee administers our Executive Severance Plan. Eligible participants consist of our CEO (who is deemed a “Tier 1” participant) and his direct reports (each of whom are deemed a “Tier 2” participant) or other individuals, in each case affirmatively designated in the sole discretion of our Compensation Committee, provided that payment of severance under the Executive Severance Plan may not result in duplication of compensation or benefits provided under any other plan, policy, agreement or arrangement (e.g., Mr. Schoeb would not receive any duplicate severance benefits under the Executive Severance Plan and the 2025 Schoeb Agreement – he is not entitled to duplicate severance benefits under both).
Upon a participant’s termination by us without “cause” or by such participant for “good reason” other than on or within two years following a “change of control”, such participant will receive cash severance payments equal to 12 months (24 months in the case of a Tier 1 participant) of annual base salary and 100% (200% in the case of a Tier 1 participant) of target annual bonus for the calendar year in which such qualifying termination occurs, in each case, payable in equal installments in accordance with the Company’s normal payroll practices over the severance continuation period and a lump sum payment equal to 12 months of applicable COBRA premiums (24 months in the case of a Tier 1 participant).

Participants are eligible for enhanced severance upon termination by us without “cause” or by such participant for “good reason” on or within two years following a “change of control”, consisting of cash payments equal to 24 months (36 months in the case of a Tier 1 participant) of annual base salary, 200% (300% in the case of a Tier 1 participant) of target annual bonus for the calendar year in which such qualifying termination occurs and a payment equal to 24 months’ of applicable COBRA premiums (36 months in the case of a Tier 1 participant), in each case, payable in a lump sum and immediate vesting of such participant’s outstanding equity awards, with any performance-based vesting conditions deemed satisfied as of immediately prior to such “change of control” at the greater of prorated target or actual level of performance.
Receipt of severance payments and benefits under the Executive Severance Plan is subject to the participant’s execution and non-revocation of a general release of claims in favor of us and material compliance with the restrictive covenants described in this paragraph. The Executive Severance Plan provides for a Section 280G “best net cut-back” such that payments or benefits that a participant receives in connection with a “change of control” will be reduced to the extent necessary to avoid the imposition of any excise tax under Sections 280G and 4999 of the Code if such reduction would result in a greater after-tax payment amount for such participant. The Executive Severance Plan includes perpetual confidentiality and mutual non-disparagement covenants and non-competition, employee and customer non-solicitation and no hire covenants, which, in each case, continue for two years following the participant’s termination of employment.
Our Compensation Committee may amend or terminate the Executive Severance Plan at any time, subject to such amendment or termination not materially impairing or abridging obligations the Company has already incurred, materially and adversely affecting a participant’s rights under the plan or go into effect on or during the two-year period following a “change of control”, unless, in each case, otherwise necessary to comply with applicable law.
Treatment of Outstanding Options
Each of the stock option award agreements with our NEOs provides that unless our Compensation Committee determines that outstanding stock option awards will be honored, assumed or substituted by the successor corporation, in the event of a Change in Control (as defined in the 2015 Stock Option Plan), each option subject to service-based vesting conditions, whether or not then exercisable, along with each outstanding option that, prior to or in connection with such Change in Control, has become exercisable upon the attainment of specified performance objectives, will be cancelled in exchange for a lump-sum cash payment equal to the per share Change in Control consideration less the exercise price (with any option failing to have achieved applicable performance-based vesting conditions forfeited for no consideration). Alternatively, the Compensation Committee may permit for the assumption or rollover of options in connection with a Change in Control, provided that, among other things, following such assumption or rollover, the options are fully vested and exercisable (with the acceleration of the vesting of options or the settlement thereof not being limited by the application of Section 280G of the Code).
Each of the stock option award agreements with our NEOs provides that we may require our NEOs to forfeit or allow us to recoup any then-outstanding options (whether vested or unvested) if such individual materially breaches any restrictive covenant set forth in the stock option award agreement, including perpetual confidentiality and two-year post-termination non-competition restrictive covenants.
Each of the stock option award agreements with our NEOs further provide that unless our Compensation Committee elects to provide for longer post-termination exercise periods, in the event the NEO’s employment terminates for any reason other than for Cause (as defined in the 2015 Stock Option Plan), any options held by such NEO which are exercisable at the date of termination of employment will remain exercisable for the shorter of (i) the period that is up to 60 days following the date of termination (or the 120th day after the date of death if the NEO dies post-termination but within the original exercise period) or (ii) the original option expiration date. If the NEO’s employment terminates by reason of death, disability or retirement, any option exercisable as of such date may be exercised at any time prior to one year following his or her termination or the original option expiration date, whichever period is shorter. Unless otherwise determined by the Compensation Committee, any options held by the NEO which are not then exercisable at the time of termination of employment will terminate and be canceled immediately upon such termination of employment.
All outstanding options (whether or not exercisable) held by an NEO who is terminated for Cause will be terminated and cancelled immediately upon such termination.

Estimated Potential Payments
The following table summarizes the payments that would be made to all of our NEOs except for Mr. Masluk upon the occurrence of certain qualifying terminations of employment occurring on December 31, 2025. For Mr. Masluk, the table summarizes the payments he received upon his termination effective September 30, 2025. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees, such as accrued vacation.

Name	Benefit	Termination Without Cause/For Good Reason (No CIC) ($)		Termination Without Cause/For Good Reason (CIC) ($)		Death or Disability ($)

Michael Schoeb	Cash Severance(1)	4,016,250		6,024,375		-
	COBRA Premiums(2)	61,079		91,619		-
	Value of Equity Award Acceleration(3)(4)(5)	315,513	(6)	5,549,994	(7)	5,549,994	(6)
Total		4,392,842		11,665,988		5,549,994
Robert Calver	Cash Severance	300,000	(8)	300,000	(8)	-
	Prorated Bonus	90,000	(8)	90,000	(8)	-
	Tax Preparation Services	5,014	(8)	5,014	(8)	-
	Value of Equity Award Acceleration(3)(5)			632,785	(8)
Total		395,014		1,027,799		-
Dean Nolden	Cash Severance(1)	875,000		1,750,000		-
	COBRA Premiums(2)	30,540		61,079		-
	Value of Equity Award Acceleration(3)(5)	-		1,583,381	(7)	-
Total		905,540		3,394,460		-
Jan Vleugels	Cash Severance(1)	699,988		1,399,975		-
	Value of Equity Award Acceleration	-		-		-
Total		699,988		1,399,975		-
Joseph Hainline	Cash Severance(1)	435,114		870,229		-
	COBRA Premiums(2)	26,154		52,307		-
	Value of Equity Award Acceleration(3)(5)	-		799,664	(7)	-
Total		461,268		1,722,200		-
Cody Masluk(9)	Cash Severance	350,000		-		-
	COBRA Premiums	30,540		-		-
	Value of Equity Award Acceleration	3,742,378		-		-
Total		4,122,918		-		-
(1)Determined under the terms of the Executive Severance Plan. If a NEO is terminated without cause or if the NEO resigns for good reason other than on or within two years following a Change of Control, (i) Mr. Schoeb would receive cash severance payments equal to 24 months of annual base salary and 200% of 2025 target annual bonus, and (ii) Messrs. Nolden, Vleugels, and Hainline would receive cash severance payments equal to 12 months of annual base salary and 100% of 2025 target annual bonus. If a NEO is terminated without cause or if the NEO resigns for good reason within two years following a change of control, (i) Mr. Schoeb would receive cash severance payments equal to 36 months of annual base salary and 300% of 2025 target annual bonus, and (ii) Messrs. Nolden, Vleugels, and Hainline would receive cash severance payments equal to 24 months of annual base salary and 200% of 2025 target annual bonus.

(2)Determined under the terms of the Executive Severance Plan. If a NEO is terminated without cause or if the NEO resigns for good reason other than on or within two years following a Change of Control, (i) Mr. Schoeb would receive a lump sum payment equal to 24 months of applicable COBRA premiums, and (ii) Messrs. Nolden, Vleugels, and Hainline would receive a lump sum payment equal to 12 months of applicable COBRA premiums. If a NEO is terminated without cause or if the NEO resigns for good reason within two years following a Change of Control, (i) Mr. Schoeb would receive a lump sum payment equal to 36 months of applicable COBRA premiums, and (ii) Messrs. Nolden, Vleugels, and Hainline would receive a lump sum payment equal to 24 months of applicable COBRA premiums.
(3)Equity valuations reflect the closing price of the Company’s common stock on December 31, 2025.
(4)Represents the value of the accelerated vesting of time-based RSUs.
(5)Represents the value of the accelerated vesting of Time-Based Options.
(6)Determined under the terms of the 2025 Schoeb Agreement. If Mr. Schoeb is terminated without cause or if he resigns for good reason other than on or within two years following a change of control, a “pro rata portion” of all of his outstanding equity awards that are unvested and exercisable would become vested and settled with all applicable performance-based awards eligible to vest and settle based on actual performance at the end of the applicable performance period. If Mr. Schoeb is terminated by reason of death or disability, all of his outstanding equity awards would immediately vest in full and become exercisable, with all performance conditions (appropriately prorated through the date of such termination) deemed satisfied at the greater of target and actual level of performance, on the date of termination. No performance awards are currently unvested, so no assumptions have been made with respect to performance and the “pro rata portion” is determined based on Mr. Schoeb’s outstanding equity awards that are unvested and exercisable and would vest pro rata on a December 31, 2025 termination date.
(7)Determined under the terms of the Executive Severance Plan. If a NEO is terminated without cause or if the NEO resigns for good reason within two years following a “change of control”, each NEO would become immediately vested in all of his or her outstanding equity awards, with any performance-based vesting conditions deemed satisfied as of immediately prior to such “change of control” at the greater of target or actual level of performance. The amounts reported above are based on a target level of performance.
(8)Determined under the terms of Calver Retention Letter. Amounts are only applicable if there is a termination without cause. If Mr. Calver is terminated by the Company without cause, he would receive a payment equal to 52 weeks’ base salary, a prorated bonus under the Metric Bonus Plan based on actual performance and, for 2025, professional tax preparation services. While Mr. Calver would be eligible for a prorated bonus based on actual performance, the amount reported above is based on target performance and is not prorated since December 31, 2025 is the last day of the performance period under the 2025 Metric Bonus Plan.

(9)The amounts reported above for Mr. Masluk are based on his actual severance. Mr. Masluk’s severance includes: (i) an amount equal to twelve (12) months of his base salary paid in installments as salary continuation payments; (ii) a lump sum cash payment equivalent to the cover the cost of twelve (12) months of continued health coverage under COBRA; and (iii) accelerated vesting of time-based and performance-based outstanding equity awards. In accordance with the Masluk Separation Agreement, Mr. Masluk was also eligible for and paid a prorated bonus based on actual performance, paid in March 2026 consistent with the Company’s normal annual incentive payment cycle as disclosed in the Summary Compensation Table.
Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below..

Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)⁵	Company Selected Measure: Adjusted EBITDA[6] ($ Millions)
					Total Shareholder Return (“TSR”) ($)	Peer Group TSR ($)
2025	$9,120,366	$31,697,764	$1,724,360	$5,657,049	$81.99	$95.53	$98.5	$436.5

(1)Michael D. Schoeb served as the Company’s PEO for 2025. The Company’s Non-PEO NEOs for 2025 were Dean Nolden, Jan Vleugels, Joseph Hainline, Bob Calver, and Cody Masluk.
(2)Amounts reported in this column have been calculated in accordance with Item 402(v) of Regulations S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
(3)Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards and Option Awards column are the totals from the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following table:

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards and Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2025	$9,120,366	(6,815,448)	29,392,846	31,697,764

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2025	1,724,360	(1,074,852)	5,007,541	5,657,049
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2025	5,549,994	—	—	23,842,852	—	—	29,392,846

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	596,391	113,261	876,036	3,421,853	—	—	5,007,541
(4)The Peer Group TSR set forth in this table utilizes the S&P 1500 Household Durables Sub-Industry Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2025. The comparison assumes $100 was invested on the IPO date of October 9, 2025, through the end of the listed year in the Company and in the S&P 1500 Household Durables Sub-Industry Index,

respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)Our Net Income is measured from January 1, 2025.
(6)The Compensation Committee determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEOs and Non-PEO NEOs. For additional details regarding how this measure is calculated from the nearest GAAP counterpart in the Company’s audited financial statements and a reconciliation to the nearest GAAP counterpart, please see “Non-GAAP Financial Measures” in Item 7 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Adjusted EBITDA is measured from January 1, 2025.
Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
We believe the “Compensation Actually Paid” in 2025 reported above are reflective of the Compensation Committee’s emphasis on “pay-for- performance”. The following chart sets forth the relationships between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEO’s, the cumulative TSR from our IPO date of October 9, 2025 through the end of the most recent fiscal year for the Company, and the S&P 1500 Household Durables Sub-Industry Index over the same period.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
35
30
25
20
15
10
5
0
TSR (10/9/2025 Indexed to $100)
$120
$100
$80
$60
$40
$20
$0
100.00
100.00
31.7
94.82
81.99
5.7
10/9/2025
2025
Fiscal Year
Michael D. Schoeb Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Alliance Laundry Holdings Inc. TSR
S&P 1500 Household Durables Sub-Industry Index TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the most recently completed fiscal year.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Net Income
Compensation Actually Paid ($ Millions)
35
30
25
20
15
10
5
0
31.7
98.5
5.7
2025
Fiscal Year
$120
$100
$80
$60
$40
$20
$0
Net Income ($ Millions)
Michael D. Schoeb Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Alliance Laundry Holdings Inc. Net Income

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Adjusted EBITDA during the most recently completed fiscal year.

PEO and Average Non-PEO NEO Compensation Actually Paid
Versus Adjusted EBITDA
Compensation Actually Paid ($ Millions)
35
30
25
20
15
10
5
0
31.7
436.5
5.7
$500
$400
$300
$200
$100
$0
Alliance Laundry Holdings, Inc. Adjusted EBITDA
2025
Fiscal Year
Michael D. Schoeb Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Alliance Laundry Holdings Inc. Adjusted EBITDA

Tabular List of Most Important Financial Performance Measures
Adjusted EBITDA was the only financial performance measure used by the Company to link compensation actually paid to the NEOs for the fiscal year ended December 31, 2025 and thus, in the Company’s assessment, represented the most important financial performance measure for the most recent fiscal year.

2025 Director Compensation
The following table summarizes all compensation awarded to, earned by or paid to each of our non-employee directors during 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Robert L. Verigan (Chairman)(2)	-	-	-
Phyllis A. Knight	142,500	160,000	302,500
Timothy J. FitzGerald	136,250	160,000	296,250
San W. Orr(3)	112,500	-	112,500
Clyde B. Anderson	140,000	160,000	300,000
James A. Winnefeld Jr.(3)	112,500	-	112,500
Narasimha Nayak(4)	98,750	160,000	258,750
Amanda L. Hodges(4)	36,250	160,000	196,250
(1)Amounts reflect the grant date fair value of RSUs granted during fiscal year 2025 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of RSU awards made in 2025 under Stock Based Compensation in Note 2 of the “Notes to Consolidated Financial Statements” section of the audited consolidated financial statements included in our 2025 Annual Report.
(2)In connection with the IPO, each of our non-employee directors, including Mr. Verigan, received an initial grant of RSUs with the number of shares underlying such RSUs determined by dividing a grant date value of $160,000 by the initial public offering price. Mr. Verigan also earned $167,500 in cash for services as a director during 2025. Mr. Verigan has assigned all rights, title and interest in the RSUs granted and compensation earned, and all rights, title and interest in any future compensation granted to him, to BDTBH pursuant to a Standing Assignment Agreement by and among Mr. Verigan, the Company and BDTBH.

(3)Messrs. Orr and Winnefeld Jr. resigned from our Board of Directors on August 29, 2025.
(4)Mr. Nayak joined our Board of Directors in May 2025 and Ms. Hodges joined our Board of Directors in September 2025.
Prior to the IPO, each of our non-employee directors were eligible to receive an annual cash retainer of $150,000, payable in arrears, for their service as a director.
In connection with the IPO, our Compensation Committee approved the terms of our Non-Employee Directors Compensation Policy, effective upon the closing of the IPO, pursuant to which each non-employee director became eligible to receive cash compensation and equity awards for services on our Board of Directors and reimbursement for reasonable out-of-pocket and documented expenses incurred in attending meetings of the Board of Directors or any committee thereof.
Under the Non-Employee Directors Compensation Policy, each non-employee director is entitled to receive an annual retainer of $95,000, payable quarterly in arrears. In addition, the non-executive chair of our Board of Directors and committee chairs are entitled to receive the following additional annual retainers, payable quarterly in arrears:

Position	Annual Retainer ($)
Non-Executive Chair	105,000
Audit Committee Chair	25,000
Compensation Committee Chair	20,000
Nominating and Governance Committee Chair	15,000
Any non-employee director who joins or vacates our Board of Directors mid-year receives cash compensation components on a pro-rata basis for the portion of the year served and for each capacity.
On the date of each annual meeting of our stockholders, our non-employee directors will receive an annual equity award grant with a grant date value of $160,000, which will vest on the earlier of (a) the one-year anniversary of the grant, (b) the next-occurring annual meeting of our stockholders and (c) a “Change of Control” (as defined in the 2025 Plan), in each case, subject to the non-employee director’s continued service in such capacity through such vesting date.
Additionally, in connection with the IPO, each of our non-employee directors received an initial grant of RSUs with the number of shares underlying such RSUs determined by dividing a grant date value of $160,000 by the initial public offering price. This initial grant will vest on the earlier of (a) the one-year anniversary of the grant date and (b) a Change of Control, in each case, subject to the non-employee director’s continued service in such capacity through such vesting date.
Equity Compensation Plan Information
The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2025, which consists of our 2015 Stock Option Plan, 2025 Plan and the Employee Stock Purchase Plan (“ESPP”), as the 2015 Stock Purchase Plan terminated and no further purchases of shares of our common stock may be made thereunder.

Plan Category	(a) Number of Securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted - average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	9,509,898	(1)	$7.31	(2)	12,427,940	(3)
Equity compensation plans not approved by stockholders	-		-		-
Total	9,509,898		$7.31		12,427,940
(1)Includes (i) 9,114,001 outstanding options granted under the 2015 Stock Option Plan and (ii) 395,897 underlying RSU awards granted under the 2025 Plan calculated as of December 31, 2025.
(2)Represents the weighted average exercise price of outstanding options. RSUs are not taken into account for purposes of determining the weighted average exercise price.

(3)Consists of (i) 0 shares available for future issuance under the 2015 Stock Option Plan, (ii) 9,468,593 shares available for future issuance under the 2025 Plan and (iii) 2,959,347 shares available for future issuance under the ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 16, 2026 for:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of our common stock;
•each of our directors;
•each of our named executive officers; and
•all of our executive officers and directors as a group.
The number of shares and percentages of beneficial ownership before and after this offering set forth below are based on 198,237,241 shares of common stock outstanding as of April 16, 2026.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. A security holder is also deemed to be, as of any date, the beneficial owner of all securities that such security holder has the right to acquire within 60 days after such date through (1) the exercise of any option or warrant, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement. Except as otherwise indicated in the footnotes to the following table, to our knowledge all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Except as otherwise indicated, the mailing address for each stockholder listed below is c/o Alliance Laundry Systems LLC, PO Box 990, 221 Shepard Street, Ripon, Wisconsin 54971.

Name and address of beneficial owners	Shares of Common Stock Beneficially Owned
	Number	Percent
5% beneficial owners:
BDT Capital Partners, LLC(1)	140,751,696	71.0%
Directors and named executive officers:
Michael D. Schoeb(2)	11,105,331	5.6%
Robert Calver**	348,034	*
Jan Vleugels	1,443,773	*
Joseph Hainline(3)	280,237	*
Dean Nolden(4)	240,868	*
Cody Masluk**	207,427	*
Clyde B. Anderson	166,902	*
Timothy J. FitzGerald	487,229	*
Phyllis A. Knight	—	—
Narasimha Nayak	4,545	*
Robert L. Verigan	—	—
Amanda L. Hodges	—	—
All current executive officers and directors as a group (14 persons)(5)	15,047,247	7.6%
_________________
*Represents beneficial ownership of less than one percent of our outstanding shares of common stock.
**Messrs. Masluk and Calver are NEOs for the purposes of this filing but are no longer executive officers of the Company. Accordingly, Messrs. Masluk and Calver and the shares beneficially owned by each, respectively, are not reflected in the directors and executive officers of the Company as a group.
(1)Represents shares wholly owned by BDTCP through the investment fund BDTBH. Byron D. Trott is the sole member of BDTP GP, LLC, which is the managing member of BDT Capital Partners, LLC, which is the sole member of BDTCP GP II, Co., which is the general partner of BDTCP GP II-A, L.P., which is the sole member of BDTCP GP II-A (DEL), LLC, which is the managing member of BDTBH. Each of BDTCP GP II-A, LP, BDTCP GP II-A (DEL), LLC, BDTCP GP II, Co., BDTCP, BDTP GP, LLC and Mr. Trott may be deemed to have indirect voting and investment control over the shares held by BDTBH. Voting and investment determinations with respect to the shares held by BDTBH are made by an investment committee of BDT & MSD, comprised of Byron D. Trott, Dan Jester, Gregg Lemkau, San Orr, Robert Platek, Amy Ennesser, Genevieve Hovde, Douglas Londal, Robert Verigan, Greg Olafson and a rotating non-voting observer. Accordingly, each of the foregoing entities and individuals may be deemed to share beneficial ownership of the securities held of record by BDTBH. Each of them disclaims beneficial ownership of such securities except to the extent of their pecuniary interest therein. The address for BDTBH, BDTCP GP II-A, LP, BDTCP GP II-A (DEL), LLC, BDTCP GP II, Co., BDTCP, BDTP GP, LLC and Mr. Trott is BDT & MSD, 401 North Michigan Avenue, Suite 3100, Chicago, IL 60611.
(2)Represents shares owned by (i) Michael D. Schoeb, (ii) his spouse Michelle Schoeb, (iii) the Schoeb Family 2020 Irrevocable Trust, (iv) the Schoeb Family 2024 Irrevocable Trust FBO

Claudia N. Schoeb, Cameron N. Schoeb, Chloe E Schoeb, (v) Michael D. Schoeb Roth IRA the Privatebank and Trust Co. and (vi) 3C Ventures Holdings, LLC, of which Mr. Schoeb is manager.
(3)Includes 6,094 shares underlying time-based stock options that are currently exercisable as of, or within 60 days of, April 16, 2026.
(4)Includes 40,186 shares underlying time-based stock options that are currently exercisable as of, or within 60 days of, April 16, 2026.
(5)Includes 119,824 shares underlying time-based stock options that are currently exercisable as of, or within 60 days of, April 16, 2026.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership of Company securities and changes in reported ownership. Based on a review of reports filed with the SEC or written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2025, the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a).
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policy on Related Person Transactions
In connection with the IPO, we adopted a policy with respect to the review and approval of related person transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related person transactions. This covers any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant and a related person had or will have a direct or indirect material interest, as determined by the Audit Committee. In the course of its review and approval of related person transactions, our Audit Committee will consider all relevant facts and circumstances to decide whether to approve such transactions, including, among other things, the terms and nature of the transaction and its materiality to the Company and the extent of the related person’s interest in the transaction. Under the policy, our Audit Committee may approve only those related person transactions that are in, or not inconsistent with, our best interests. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed, the transaction will be submitted to the Audit Committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

Other than compensation arrangements for our executive officers and directors which are described elsewhere in this proxy statement, below we describe transactions since January 1, 2025 to which we were or will be a participant and in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our outstanding voting securities, or any member of the immediate family of, or person sharing the household with, the foregoing persons (each, a “related person”), had or will have a direct or indirect material interest.
Other than as described below under this section titled “Certain Relationships and Related Person Transactions,” since January 1, 2025, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related person where the amount involved exceeds, or would exceed, $120,000 and in which any related person had or would have a direct or indirect material interest.
Agreements Entered into in Connection with the IPO
Stockholders Agreement
On August 31, 2015, our principal stockholder, members of our management and certain other institutional investors indirectly acquired 100% of the outstanding equity interests in Alliance Laundry Holdings (the “BDTCP Transaction”). Concurrent with the closing of the BDTCP Transaction, Alliance Laundry Holdings entered into a stockholders agreement (the “BDTCP Stockholders Agreement”) with our principal stockholder and certain other parties who own shares of Alliance Laundry Holdings common stock. The BDTCP Stockholders Agreement contained agreements among the parties with respect to the election of directors, tag-along rights, drag-along rights, calls and preemptive rights, transfer restrictions and permitted transferees.
In connection with the IPO, we terminated the BDTCP Stockholders Agreement and entered into the Stockholders Agreement with our Principal Stockholder. The Stockholders Agreement governs the relationship between us and our Principal Stockholder following the IPO, including matters related to our corporate governance, rights to designate directors and additional matters. Robert L. Verigan and Clyde B. Anderson, were recommended to serve on our Board by our Principal Stockholder. For more information, see “Corporate Governance-Stockholders Agreement.”

Registration Rights Agreement
Concurrent with the closing of the BDTCP Transaction, Alliance Laundry Holdings entered into an amended and restated registration rights agreement with our principal stockholder and the other parties to the BDTCP Stockholders Agreement (the “Prior Registration Rights Agreement”). The Prior Registration Rights Agreement contains, among other things, certain demand and piggyback registration rights for parties to the agreement.
In connection with the IPO, we terminated the Prior Registration Rights Agreement and entered into a registration rights agreement with our Principal Stockholder (the “Registration Rights Agreement”).

The Registration Rights Agreement provides our Principal Stockholder with demand registration rights, piggyback registration rights and shelf registration rights whereby our principal stockholder can require us to register under the Securities Act shares of our common stock.

Indemnification Agreements
In connection with the IPO, we entered into indemnification agreements with each of our directors and officers. These agreements require us to indemnify these individuals and, in certain cases, affiliates of such individuals, to the fullest extent permissible under Delaware law against liabilities that may arise by reason of their service to us or at our direction and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
Other Related Person Transactions
In May 2025, we entered into a settlement agreement with our former Chief Financial Officer, Rebecca Huang, regarding certain purported claims. The Company paid $807,250 pursuant to the settlement agreement.
BDT & MSD, a registered broker-dealer and affiliate of our principal stockholder, acted as one of the underwriters in our initial public offering and received approximately $2.8 million in compensation. Our principal stockholder sold shares in our public offering.

Entities affiliated with BDT & MSD hold a controlling interest in a vendor that the Company purchases raw materials from. The Company made purchases of $7.2 million and $6.2 million from this vendor during the years ended December 31, 2025 and 2024, respectively.
QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 16, 2026. You are entitled to vote at the Annual Meeting only if you were a holder of record of common stock at the close of business on that date or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote on all matters presented at the Annual Meeting. At the close of business on the Record Date, there were 198,237,241 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank, broker or other agent, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank, broker or other agent, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank, broker or other agent how to vote your shares and the bank, broker or other agent is required to vote your shares in accordance with your instructions. If your shares are held in “street name” and you would like to vote your shares online during the Annual Meeting, you should contact your bank or broker to obtain your 16‑digit control number or otherwise vote through the bank or broker.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
Alliance Laundry has decided to hold the Annual Meeting entirely online this year. You may attend the Annual Meeting online only if you are an Alliance Laundry stockholder who is entitled to vote at the Annual Meeting or if you hold a valid proxy for the Annual Meeting. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ALH2026. To attend and participate in the Annual Meeting, you will need the 16‑digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16‑digit control number or otherwise vote through the bank or broker. If you lose your 16‑digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 4:00 p.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check‑in will begin at 3:45 p.m. Eastern time and you should allow ample time for the check‑in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the Annual Meeting, then either (i) the Chair of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the meeting, present online or represented by proxy, shall have power to adjourn the meeting from time to time in the manner provided in the Company’s Third Amended and Restated Bylaws (“Bylaws”) until a quorum is present or represented.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet or if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•by Internet - You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone - You can vote by telephone by calling 1‑800‑690‑6903 and following the instructions on the proxy card;
•by Mail - You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting - If you attend the meeting online, you will need the 16‑digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time, on June 10, 2026. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16‑digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16‑digit control number or otherwise vote through the bank or broker. If you lose your 16‑digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of Alliance Laundry prior to the Annual Meeting; or
•by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or you may vote online at the Annual Meeting by obtaining your 16‑digit control number or otherwise voting through the bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/ALH2026. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check‑in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website and the information for assistance will be located on www.virtualshareholdermeeting.com/ALH2026.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non‑public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10‑Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in his or her reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non‑votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non‑Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.	Broker non-votes will have no effect. We do not expect any broker non‑votes on this proposal. Abstentions will have the same effect as a vote “AGAINST.”

Proposal 3: Approval, on an Advisory (Non‑Binding) Basis, of the frequency of future advisory votes on the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.	Broker non-votes will have no effect. Abstentions will have the same effect as a vote “AGAINST.”

Proposal 4: Approval, on an Advisory (Non‑Binding) Basis, of the Compensation of our Named Executive Officers	The affirmative vote of the holders of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.	Broker non‑votes will have no effect. Abstentions will have the same effect as a vote “AGAINST.”
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors or an “abstention,” in the case of the proposals regarding the ratification of the appointment of Ernst & Young LLP, the advisory vote on the frequency of future advisory votes on executive compensation and the advisory vote on executive compensation, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum.

Votes withheld will have no effect on the election of directors because directors are elected by a plurality of the votes cast. Because the ratification of the appointment of Ernst & Young LLP, the advisory vote on the frequency of future advisory votes on executive compensation and the advisory vote on executive compensation each require the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote thereon, abstentions will have the same practical effect as a vote against each of these proposals.
What are broker non‑votes and do they count for determining a quorum?
Generally, broker non‑votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non‑routine matters, such as the election of directors, the approval, on an advisory (non‑binding) basis of the frequency of future advisory votes on the compensation of our named executive officers and the approval, on an advisory (non‑binding) basis, of the compensation of our named executive officers. Those items for which your broker cannot vote result in broker non‑votes if you do not provide your broker with voting instructions on such items. Broker non‑votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8‑K, which we intend to file with the SEC after the Annual Meeting.

OTHER INFORMATION ABOUT THE ANNUAL MEETING
Information About This Proxy Statement
Why You Received This Proxy Statement. You are viewing or have received these proxy materials because Alliance Laundry’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Alliance Laundry is making this proxy statement and its 2025 Annual Report available to its stockholders electronically via the Internet. On or about April 27, 2026, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2025 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2025 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1‑866‑540‑7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled

“Compensation Committee Report” and “Audit Committee Report” will not be deemed incorporated, unless otherwise specifically provided in such filing.
Stockholders’ Proposals
Stockholders of record who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 Annual Meeting of Stockholders pursuant to Rule 14a‑8 under the Exchange Act must timely submit a written notice (the “Notice of Business”), personally or by mail, to our Secretary at our offices at 221 Shepard Street, Ripon, Wisconsin 54971 in writing not later than December 28, 2026.
Stockholders intending to present a proposal at the 2027 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination no earlier than one hundred and twenty (120) days and no later than ninety (90) days before the first anniversary of the date of the prior year’s annual meeting of Stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2027 Annual Meeting of Stockholders no earlier than February 11, 2027 and no later than March 13, 2027. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that (i) the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 11, 2027 then our Secretary must receive such written notice no earlier than one hundred and twenty (120) days before such annual meeting and (B) no later than the later of ninety (90) days before the date of the 2027 Annual Meeting of Stockholders and the tenth day after the day on which the notice of such annual meeting was made by mail or public disclosure.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a‑19 under the Exchange Act by the deadline for submitting director nominations under our Bylaws, as described above.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e‑mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at: www.sec.gov.

Alliance Laundry’s Annual Report on Form 10-K
We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available on our corporate website at https://ir.alliancelaundry.com/. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.
A copy of Alliance Laundry’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2025, including financial statements and schedules thereto, as filed with the SEC, will be sent to any stockholder of record as of April 16, 2026 without charge upon written request addressed to:
Alliance Laundry Holdings Inc.
Attention: Secretary
221 Shepard Street
Ripon, Wisconsin 54971
You also may access this proxy statement and our Annual Report on Form 10‑K at www.proxyvote.com. You also may access our Annual Report on Form 10‑K for the fiscal year ended December 31, 2025 at https://ir.alliancelaundry.com/.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL‑FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
/s/ Samantha Hannan
Samantha Hannan
Chief Legal & Compliance Officer
Ripon, Wisconsin
April 27, 2026

OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.